Exhibit 10.13
                           FACILITY C CREDIT AGREEMENT

                           Dated as of August 31, 1999


     SOUTHERN ENERGY NORTH AMERICA GENERATING, INC., a Delaware corporation (the "Borrower"), the financial institution (the "Initial Lender") listed on the signature pages hereof, LEHMAN BROTHERS INC. ("LBI"), as advisor, lead arranger and book manager (the "Lead Arranger"), and LEHMAN COMMERCIAL PAPER INC. ("LCPI"), as administrative agent (the "Agent") for the Lenders (as hereinafter defined), agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01. Certain Defined Terms.

     As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Advance" means an advance by a Lender to the Borrower as part of a Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Advance).

     "Affiliate" means, as to any Person (other than an individual), any other Person (other than an individual) that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person.

     "Affiliate Subordinated Debt" means Debt of the Borrower which is subordinated to the Borrower's obligations under the Facility Credit Agreements on terms and conditions set forth in Schedule II hereto and which is owed to or held by an Affiliate of the Borrower other than a Subsidiary of the Borrower.

     "Agent" has the meaning set forth in the introductory paragraph hereto.

     "Agent's Account" means the account of the Agent maintained by the Agent at Bankers Trust Company with its office at 130 Liberty Street, New York, New York 10006, Account No. 00880474, Attention: George Pottanat, Assistant Treasurer, re SENAG Facility C Credit Agreement.

     "Applicable Facility Fee Percentage" means, as of any date, a percentage per annum determined by reference to (a) if both Moody's and S&P have Credit Ratings in effect on such date, the Credit Ratings in effect on such date or (b) if either Moody's or S&P does not have a Credit Rating in effect on such date, the Borrower's ratio of Recourse Debt to Recourse Capital at the end of the fiscal quarter of the Borrower for which financial statements of the Borrower have most recently been delivered to the Agent preceding such date, in each case as set forth below:


                 ---------------------------- ------------------------------ -------------------------
                   Ratio of Recourse Debt             Credit Rating          Applicable Facility Fee
                     to Recourse Capital               Moody's/S&P                  Percentage
                 ---------------------------- ------------------------------ -------------------------
                 ---------------------------- ------------------------------ -------------------------

                 50.0% or below               Baa1/BBB+ or above                      .125%
                 ---------------------------- ------------------------------ -------------------------
                 ---------------------------- ------------------------------ -------------------------
                 Above 50.0%, but below or
                 equal to 52.5%               Baa2/BBB                                .150%
                 ---------------------------- ------------------------------ -------------------------
                 ---------------------------- ------------------------------ -------------------------

                 Above 52.5%, but below or    Baa3/BBB-                               .175%
                 equal to 55.0%
                 ---------------------------- ------------------------------ -------------------------
                 ---------------------------- ------------------------------ -------------------------

                 Above 55.0%                  Below Baa3/BBB-                         .250%

                 ---------------------------- ------------------------------ -------------------------

     "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

     "Applicable Margin" means, as of any date, a percentage per annum determined by reference to (a) if both Moody's and S&P have Credit Ratings in effect on such date, the Credit Ratings in effect on such date, or (b) if either Moody's or S&P does not have a Credit Rating in effect on such date, the Borrower's ratio of Recourse Debt to Recourse Capital at the end of the fiscal quarter of the Borrower for which financial statements of the Borrower have most recently been delivered to the Agent preceding such date, in each case as set forth below:

  ---------------------------- ------------------------- ---------------------------- ------------------------------
    Ratio of Recourse Debt          Credit Rating           Applicable Margin for         Applicable Margin for
      to Recourse Capital            Moody's/S&P             Base Rate Advances         Eurodollar Rate Advances
  ---------------------------- ------------------------- ---------------------------- ------------------------------
  ---------------------------- ------------------------- ---------------------------- ------------------------------

  50.0% or below               Baa1/BBB+ or above                    0%                           .625%
  ---------------------------- ------------------------- ---------------------------- ------------------------------
  ---------------------------- ------------------------- ---------------------------- ------------------------------

  Above 50.0%, but below or    Baa2/BBB                              0%                           .725%
  equal to 52.5%
  ---------------------------- ------------------------- ---------------------------- ------------------------------
  ---------------------------- ------------------------- ---------------------------- ------------------------------

  Above 52.5%, but below or    Baa3/BBB-                             0%                           .825%
  equal to 55.0%
  ---------------------------- ------------------------- ---------------------------- ------------------------------
  ---------------------------- ------------------------- ---------------------------- ------------------------------

  Above 55.0%                  Below Baa3/BBB-                       0%                           1.25%

  ---------------------------- ------------------------- ---------------------------- ------------------------------



     provided, however, that the Applicable Margin for Eurodollar Rate Advances will be increased by the percentage per annum set forth below under "Utilization Increase" to the "Applicable Margin" set forth below for each day that the aggregate amount of the Advances outstanding hereunder exceeds 33-1/3% of the aggregate of the Commitments:



  ---------------------------- ------------------------- ---------------------------- ------------------------------
    Ratio of Recourse Debt          Credit Rating           Utilization Increase          Applicable Margin for
      to Recourse Capital            Moody's/S&P                                        Eurodollar Rate Advances
  ---------------------------- ------------------------- ---------------------------- ------------------------------
  ---------------------------- ------------------------- ---------------------------- ------------------------------

  50.0% or below               Baa1/BBB+ or above                   .125%                         .75%
  ---------------------------- ------------------------- ---------------------------- ------------------------------
  ---------------------------- ------------------------- ---------------------------- ------------------------------

  Above 50.0%, but below or    Baa2/BBB                             .125%                         .85%
  equal to 52.5%
  ---------------------------- ------------------------- ---------------------------- ------------------------------
  ---------------------------- ------------------------- ---------------------------- ------------------------------

  Above 52.5%, but below or    Baa3/BBB-                            .125%                         .95%
  equal to 55.0%
  ---------------------------- ------------------------- ---------------------------- ------------------------------
  ---------------------------- ------------------------- ---------------------------- ------------------------------

  Above 55.0%                  below Baa3/BBB-                      .250%                         1.50%

  ---------------------------- ------------------------- ---------------------------- ------------------------------



     "Assets" with respect to any Person means all or any part of its business, property and assets, both tangible and intangible, wherever situated.

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and one or more Eligible Assignees, and accepted by the Agent, in substantially the form of Exhibit C-1-A hereto (in the case of an assignment and acceptance not entered into to effect the General Syndication) or Exhibit C-1-B hereto (in the case of an assignment and acceptance entered into to effect the General Syndication).

     "Bank Meeting" means the first general meeting of the Lead Arranger with prospective Lenders.

     "Bank  Syndication  Memorandum"  means  the  information  memorandum  dated
September, 1999 used by the Lead Arranger in connection with the General Syndication (excluding, however, the reports of the Independent Market Consultant and the Independent Engineer and the information in the Bank Syndication Memorandum the source of which is identified as the reports of the Independent Market Consultant and the Independent Engineer).

     "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

     (a) the rate of interest announced publicly by Bankers Trust Company in New York, New York, from time to time, as Bankers Trust Company's base rate; and

     (b)  .5% per annum above the Federal Funds Rate.

     "Base Rate  Advance"  means an Advance  that bears  interest as provided in
Section 2.06(a)(i).

     "Borrower" has the meaning set forth in the introductory paragraph hereto.

     "Borrowing" means a borrowing consisting of simultaneous Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

     "Business Day" means any day other than a Saturday, Sunday or any day on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

     "Cash Available for Corporate Debt Service" for any period shall mean, without duplication, (i) EBITDA of the Borrower and its consolidated Subsidiaries for such period, minus (ii) EBITDA for such period of consolidated Subsidiaries of the Borrower that are obligated in respect of Debt held by a Person other than the Borrower or any Subsidiary of the Borrower, plus (iii) cash distributions received during such period by the Borrower from Subsidiaries described in the foregoing clause (ii), minus (iv) cash distributions received during such period by the Borrower from Subsidiaries described in the foregoing clause (ii) that are equal in amount to extraordinary gains or other non-recurring items of such Subsidiaries which are described in clause (ii) of the definition of "EBITDA" and which have not previously been deducted pursuant to this clause (iv) in the determination of "Cash Available for Corporate Debt Service", minus (v) any income reported by the Borrower for such period for Persons that are not consolidated Subsidiaries of the Borrower and that are obligated in respect of Debt held by a Person other than the Borrower or any Subsidiary of the Borrower, plus (vi) cash distributions received during such period by the Borrower from Persons described in the foregoing clause (v), minus
(vii) cash distributions received during such period by the Borrower from Persons described in the foregoing clause (v) that are equal in amount to extraordinary gains or other non-recurring items of such Persons which are described in clause (ii) of the definition of "EBITDA" and which have not previously been deducted pursuant to this clause (vii) in the determination of "Cash Available for Corporate Debt Service", minus (viii) ordinary course capital expenditures made by the Borrower during such period (excluding capital expenditures relating to the construction of new fixed assets and capital expenditures for environmental facilities and major maintenance), plus (ix) cash received by the Borrower during such period (x) from SEI in respect of issuances of equity or of capital contributions or (y) from an Affiliate on account of issuances of Affiliate Subordinated Debt (under the Parent Support Agreement or otherwise), plus (x) any undrawn amounts under the Parent Support Agreement plus
(xi) cash received by the Borrower and its consolidated Subsidiaries during such period from sales of assets not required or utilized to pay Debt plus (xii) cash distributions described in clauses (iv) and (vii) above, provided that the sum of such amounts shall not be greater than 10% of the sum of clauses (i) through
(viii) above. Cash described in clause (ix) received by the Borrower after the end of a fiscal quarter and before the sixth day following delivery to the Agent of the Borrower's financial statements for such fiscal quarter, net of distributions made by the Borrower after the end of such fiscal quarter and before such sixth day, shall be taken into account in calculating amounts under clause (ix) in determining "Cash Available for Corporate Debt Service" for any period including such fiscal quarter.

     "Cash Available for Distribution to Shareholders" for any period means Cash Available for Corporate Debt Service for such period minus Corporate Interest for such period.

     "Commitment" has the meaning specified in Section 2.01.

"Confidential Information" means information concerning the Borrower or its Affiliates which is non-public, confidential or proprietary in nature, or any information that is marked or designated confidential by or on behalf of the Borrower, which is furnished to any Lender by the Borrower or any of its Affiliates directly or through the Agent or the Lead Arranger in connection with this Agreement or the transactions contemplated hereby (at any time on, before or after the date hereof), together with all analyses, compilations or other materials prepared by such Lender or its respective directors, officers, employees, agents, auditors, attorneys, consultants or advisors (collectively, "Representatives") which contain or otherwise reflect such information.

     "Consolidated Net Worth" means the aggregate of the capital stock and other equity accounts (including, without limitation, retained earnings and paid in capital) of the Borrower.

     "Control" (including the terms "Controlling", "Controlled by" and "under common Control with") of a Person (other than an individual) means the power to direct or to cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.07 or 2.08.

     "Corporate Interest" means, for any period, the sum of (i) the aggregate of the interest expense accrued during such period by the Borrower on Recourse Debt less the amount of interest, if any, included in such interest expense which was capitalized in accordance with GAAP, plus (ii) to the extent not included in clause (i), rent or similar payments on Recourse Debt consisting of Finance Leases accrued during such period by the Borrower.

     "Credit Rating" means, as of any date, the highest credit rating that has been most recently established in writing by either Moody's or S&P, as the case may be, for (i) the Borrower or an Affiliate of SEI, as the case may be, (ii) any class of non-credit-enhanced long-term senior unsecured Debt issued by the Borrower or an Affiliate of SEI, as the case may be, or (iii) the Debt under the Facility Credit Agreements (giving effect to the Parent Support Agreement and, if applicable, the Excess Restricted Payments Agreement). For purposes of the foregoing, (a) if the Credit Ratings established by Moody's and S&P for the Borrower shall fall within different levels, the Applicable Margin shall be based upon the lower Credit Rating; (b) if any Credit Rating established by Moody's or S&P for the Borrower shall be changed, such change shall be effective
(i) with respect to any decrease, as of the date on which such change is notified in writing to the Borrower, or is announced publicly, by the rating agency making such change and (ii) with respect to any increase, as of the date on which the Borrower notifies the Agent of such change; and (c) if Moody's or S&P shall change the basis on which Credit Ratings are established, each reference to the Credit Rating announced by Moody's or S&P, as the case may be, shall refer to the then equivalent Credit Rating by Moody's or S&P, as the case may be.

     "Debt" means, for any Person, any obligations of such Person for or in respect of (a) moneys borrowed or raised (whether or not for cash) by whatever means (including acceptances, deposits, discounting, letters of credit, factoring (other than on a non-recourse basis), Finance Leases and any other form of financing which is recognized in such Person's financial statements as being in the nature of a borrowing (excluding, for the avoidance of doubt, share capital, share premium account and any capital prepayment reserve), (b) the deferred purchase price of Assets or services (other than goods and services obtained on normal commercial terms in the ordinary course of business or operations) and (c) guarantees by such Person of obligations which constitute Debt of another Person under clause (a) or (b) above; provided that, for any Subsidiary of the Borrower, "Debt" shall not include any such obligation owed to the Borrower or to any Subsidiary of the Borrower.

     "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

     "Designated Lender" means a special purpose corporation that is identified as such on the signature pages of an Assignment and Acceptance next to the caption "Designated Lender" as well as each special purpose corporation that (a) shall have become a party to this Agreement pursuant to Section 8.07(i) and (b) is not otherwise a Lender.

     "Designated Lender Note" means a Note evidencing the obligation of the Borrower to repay Advances made by a Designated Lender.

     "Designating Lender" means each Lender that is identified as such on the signature pages of an Assignment and Acceptance next to the caption "Designating Lender" and immediately below the signature of its Designated Lender as well as each Lender that shall designate a Designated Lender pursuant to Section 8.07(i). "Designation Agreement" means a designation agreement in substantially the form of Exhibit H attached hereto, entered into by a Lender and a Designated Lender and accepted by the Borrower and the Agent.

     "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on
Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

     "EBITDA" for a particular period means with reference to the consolidated financial statements of the Borrower or of a Subsidiary of the Borrower, as may be appropriate, (a) income from continuing operations before income taxes (so long as the Borrower or such Subsidiary is part of the consolidated group of Southern Company for tax purposes) but giving effect to minority interest; plus
(b) depreciation and amortization; plus (c) Corporate Interest. "EBITDA" shall not include the effect of (i) gains or losses on sales or dispositions of Assets; and (ii) non-recurring items to the extent they do not affect cash.

     "Effective Date" has the meaning specified in Section 3.01.

     "Eligible  Assignee"  means (i) a Lender;  (ii) an  Affiliate  of a Lender;
(iii) a commercial bank organized under the laws of the United States, or any State thereof; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof; (v) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause
(v); (vi) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (vii) the central bank of any country that is a member of the Organization for Economic Cooperation and Development; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee; provided further that the entities listed in items (iii)-(vii) above shall have a short-term credit rating of at least "Prime-2" (or the then equivalent grade) by Moody's or "A-2" (or the then equivalent grade) by S&P, or, if no short-term credit rating is available, a long-term credit rating of at least Baa2 (or the then equivalent grade) by Moody's or BBB (or the then equivalent grade) by S&P; provided further that if any entity listed in item (vii) above shall have no short-term or long-term credit rating, the relevant credit rating shall be the short-term or long-term credit rating of the country of which such entity is the central bank.

     "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on
Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

     "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum (rounded to the nearest 1/10,000 of 1% per annum) appearing on the Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded to the nearest 1/10,000 of 1% per annum) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period. If the Telerate Page 3750 (or any successor page) is unavailable the Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of
Section 2.07.

     "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.06(a)(ii).

     "Events of Default" has the meaning specified in Section 6.01.

     "Excess Restricted Payments Amount" has the meaning specified in Section 5.03(b)(B).

     "Excess Restricted Payments Agreement" means a guarantee agreement in favor of the Agent executed by SEI or an Affiliate of SEI (other than a Subsidiary of the Borrower) which is rated Investment Grade guaranteeing the payment of interest under the Facility Credit Agreements up to the Excess Restricted Payments Amount. The Excess Restricted Payments Agreement shall be substantially identical to the Parent Support Agreement except (i) it shall be dated the date of its delivery, (ii) the last sentence of the Preliminary Statement shall be omitted, (iii) the amount set forth in Section 1 shall be the Excess Restricted Payments Amount instead of $50,000,000, (iv) such agreement shall provide that no payment shall be made thereunder until all amounts payable under the Parent Support Agreement have been paid in full and (v) such agreement shall provide that it terminates at such time as the Borrower is permitted to pay dividends in compliance with clause (y) of Section 5.03(b)(A).

     "Exempt Asset Sale Proceeds" means any of the following:

                    (i) proceeds from any sale of Assets (a) in the ordinary course, (b) to conform with governmental regulations or
                         (c) consisting of short-term readily marketable investments purchased for cash management purposes;

                    (ii) proceeds  of any sale of  Existing  Assets  (including, without limitation, by way of Sale/Leaseback) except proceeds from the sale of Existing Assets having an aggregate net book value equal to the amount by which
                         (a)(I) the aggregate net book value of Existing Assets (other than Existing Assets referred to in the preceding clause (i)) sold by the Borrower and its Subsidiaries after June 30, 1999 plus the principal amount of Debt incurred by the Generating Companies under Section 5.03(c) which is outstanding immediately before such sale (other than such Debt under a Sale/Leaseback) minus (II) the amounts invested or paid ----- as provided in Section 5.02(i) after June 30, 1999, exceeds (b) 25% of the Borrower's consolidated Assets at June 30, 1999; and

                    (iii)proceeds  of any  sale of  Assets  (including,  without limitation, by way of Sale/Leaseback) except proceeds from the sale of Assets having an aggregate net book value equal to the amount by which (a)(I) the aggregate net book value of Assets (other than Assets referred to in the preceding clause (i)) sold by the Borrower and its Subsidiaries after June 30, 1999 plus the principal amount of Debt incurred by the Generating Companies under Section 5.03(c) which is outstanding immediately before such sale (other than such Debt under a Sale/Leaseback) minus (II) the amounts from ----- any sale of Assets, including Exempt Asset Sale Proceeds, invested or paid as described in Section 5.02 (i) after June 30, 1999, exceeds (b) 25% of the Borrower's consolidated Assets at the date of the balance sheet most recently delivered by the Borrower to the Lenders.

     For purposes of this definition, (1) proceeds from the sale of Existing Assets shall only be included as Exempt Asset Sale Proceeds to the extent provided in the preceding clause (i) or (ii) and (2) proceeds from the sale of Existing Assets or Assets that cause the amount set forth in subclause (b) of the preceding clause (ii) or (iii) to be exceeded shall be prorated according to the net book value of such Existing Assets or Assets which did not cause such amount to be exceeded and the net book value thereof which caused such amount to be exceeded.

     "Existing Assets" means Assets owned by the Borrower or a Subsidiary of the Borrower on June 30, 1999.

     "Facility A Credit Agreement" means the Facility A Credit Agreement dated as of the date hereof among the Borrower, the initial lenders named therein, the Lead Arranger and LCPI, as agent.

     "Facility B Credit Agreement" means the Facility B Credit Agreement dated as of the date hereof among the Borrower, the initial lenders named therein, the Lead Arranger and LCPI, as agent.

     "Facility Credit Agreements" means this Agreement, the Facility A Credit Agreement and the Facility B Credit Agreement.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

     "Finance Lease" means, for any Person, any lease, or any hire purchase, conditional sale or other form of title retention agreement which is recognized in such Person's financial statements as being in the nature of a borrowing.

     "Funds Availability Date" means the occurrence of (a) the earlier of 35 days from the Bank Meeting and the day on which LCPI notifies the Borrower that it has completed General Syndication and (b) the Effective Date.

     "GAAP" has the meaning specified in Section 1.03.

     "General   Syndication"  means  the  assignment  of  the  Initial  Lender's
Commitment and Advances, if any, to financial institutions pursuant to an Assignment and Acceptance in substantially the form of Exhibit C-1-B hereto.

     "Generating  Companies"  means the following  indirect  Subsidiaries of the
Borrower: Southern Energy Delta, L.L.C., Southern Energy Potrero, L.L.C., Southern Energy Bowline, L.L.C., Southern Energy Lovett, L.L.C., Southern Energy NY-Gen, L.L.C., Southern Energy Canal, L.L.C., State Line Energy L.L.C., SEI Wisconsin, L.L.C. and SEI Texas, L.P.

     "Independent Engineer" means R.W. Beck, Inc.


     "Independent Market Consultant" means P.H.B. Hagler Bailly, Inc.


     "Initial Lender" has the meaning set forth in the introductory paragraph hereto.

     "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter with respect to each Eurodollar Rate Advance, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months (or nine or twelve months, if available to all Lenders), as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                    (i) the Borrower may not select any Interest Period that ends after the Maturity Date;

                    (ii) Interest  Periods  commencing  on  the  same  date  for
                         Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                    (iii)whenever  the last  day of any  Interest  Period  would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                    (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

     "Investment Grade" means (a) with respect to the Borrower or an Affiliate of SEI, a Credit Rating (i) of the Borrower or such Affiliate or (ii) of any class of non-credit-enhanced long-term senior unsecured debt of the Borrower or such Affiliate or (b) with respect to the Borrower, of the Debt under the Facility Credit Agreements (giving effect to the Parent Support Agreement and, if applicable, the Excess Restricted Payments Agreement) of at least Baa3 by Moody's and BBB- by S&P.

     "Law"  means  any  constitution,   decree,  judgment,  legislation,  order,
ordinance, regulation, statute, treaty or other legislative measure having the force of law (and "lawful" and "unlawful" shall be construed accordingly).

     "LBI" has the meaning set forth in the introductory paragraph hereof.

     "LCPI" has the meaning set forth in the introductory paragraph hereof.

     "Lead Arranger" has the meaning set forth in the introductory paragraph hereof.

     "Lenders" means the Initial Lender, each Person that shall become a party hereto pursuant to Section 8.07(a) and the Designated Lenders, if any; provided, however, that the term "Lender" shall exclude each Designated Lender when used in reference to an Advance (except to the extent a Designated Lender is the obligee of an Advance actually funded by it pursuant to Section 2.01(b)), the Commitments or terms relating to the Advances (except as noted above) and the Commitments.

     "Lien" means any mortgage, pledge, lien, hypothecation, security interest or other charge, encumbrance or other arrangement in the nature of a security interest in property to secure the payment or performance of Debt; provided, however, that the term "Lien" shall not include any easements, rights-of-way, zoning restrictions, leases, subleases, licenses, sublicenses, other restrictions on the use of property, defects in title to property or other similar encumbrances.

     "Liquidity Lender" means for any Designated Lender, at any date of determination, the Designating Lender or, with the prior written consent of the Borrower, another financial institution which at such date is providing liquidity or credit support facilities to or for the account of such Designated Lender to fund such Designated Lender's obligations hereunder or to support the securities, if any, issued by such Designated Lender to fund such obligations.

     "Market Forecast" has the meaning set forth in Section 5.03(a) ii hereof.

     "Material Adverse Effect" means a material adverse change in, or material adverse effect on, the financial condition, operations, business or properties of the Borrower or SEI, as the case may be, which would have a material adverse effect on the ability of the Borrower or SEI, as the case may be, to pay amounts owed by it from time to time under this Agreement or the Parent Support Agreement, as the case may be.

     "Maturity Date" means the earlier of (a) five years from the earlier to occur of the dates mentioned in clause (a) of the definition of Funds Availability Date and (b) the date of termination in whole of the Commitments pursuant to Section 2.04, 5.01(b)(ii), 5.02(i) or 6.01.

     "Moody's" means Moody's Investors Service, Inc.

     "Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender.

     "Notice of Borrowing" has the meaning specified in Section 2.02(a).

     "Other Taxes" has the meaning specified in Section 2.13.

     "Parent Support Agreement" means the Parent Support Agreement by and between SEI and the Agent substantially in the form of Exhibit D hereto.

     "Person" means any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organization, trust, state or agency of a state ( in each case, whether or not having separate legal personality).

     "Pro Forma Adjustments" means the adjustments made to the unaudited consolidated balance sheet of the Borrower as at June 30, 1999 in order to prepare the Pro Forma June 30, 1999 Balance Sheet.

     "Pro Forma June 30, 1999 Balance Sheet" means the unaudited consolidated pro forma balance sheet of the Borrower as at June 30, 1999, previously furnished to the Lenders. "Pro Forma September 30, 1999 Balance Sheet" means the unaudited consolidated balance sheet of the Borrower as at September 30, 1999, as adjusted to give pro forma effect to the Pro Forma Adjustments.

     "Project Finance Debt" means Debt (not exceeding the cost of the acquisition, construction or creation of the relevant Asset or project) incurred or existing in connection with the financing or refinancing of any Asset or project, the repayment of which Debt is to be made from the revenues arising out of, or other proceeds of realization from, the acquired or created Asset or project, with recourse to those revenues and proceeds and Assets forming the subject matter of such Asset or project (including, without limitation, insurance, contracts and shares or other rights of ownership in the entity(ies) which own the relevant Assets or project) and other Assets ancillary thereto but without substantial recourse to any other Asset or otherwise to Borrower; provided that substantial recourse shall not be deemed to exist by reason of normal and customary sponsor support arrangements.

     "Recourse Capital" means the sum of (a) Consolidated Net Worth, (b) Recourse Debt, (c) undrawn amounts under the Parent Support Agreement and (d) Affiliate Subordinated Debt.

     "Recourse Debt" means all Debt of the Borrower (including subordinated debt) other than Affiliate Subordinated Debt. "Recourse Debt" does not include any Debt of any Subsidiary of the Borrower.

     "Reference Banks" means such financial institutions as become Lenders prior to the Bank Meeting and as the Borrower and the Agent shall agree in writing prior to the Bank Meeting, in each case so long as such financial institution is a Lender.

     "Register" has the meaning specified in Section 8.07(d).

     "Representatives"   has  the  meaning   specified  in  the   definition  of
"Confidential Information".

     "Required Lenders" means at any time Lenders owed at least a majority of the then aggregate unpaid principal amount of the Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least a majority of the aggregate amount of the Commitments.

     "S&P"  means  Standard  &  Poor's  Rating  Services,   a  division  of  The
McGraw-Hill Companies, Inc.

     "Sale/Leaseback" means, as to any Person (the "First Person"), the transfer of title to an Asset of the First Person to another Person (the "Second Person") in a transaction in connection with which the First Person will retain or obtain the right to the use of such Asset, whether under a Finance Lease or otherwise.

     "SEI" means Southern Energy, Inc.

     "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the Voting Stock, (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one of more of its Subsidiaries or by one or more of such Person's other Subsidiaries.

     "Taxes" has the meaning specified in Section 2.13.

     "U.S. Tax Law Change" has the meaning specified in Section 2.13.


     "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person (other than an individual), the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

     SECTION 1.02. Computation of Time Periods . In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

     SECTION 1.03. Accounting Terms . All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied by the Borrower at the relevant time ("GAAP").

     SECTION 1.04. Determination of Recourse Debt, Consolidated Net Worth and Corporate Interest. (a) Recourse Debt and Consolidated Net Worth shall be determined (i) on any date prior to the date the Pro Forma September 30, 1999 Balance Sheet is delivered to the Agent, on the basis of the Pro Forma June 30, 1999 Balance Sheet, (ii) on any date on or after the Pro Forma September 30, 1999 Balance Sheet is delivered to the Agent and prior to the date the financial statements of the Borrower as at and for the period ended December 31, 1999 are delivered to the Agent, on the basis of the Pro Forma September 30, 1999 Balance Sheet and (iii) on any date on or after the financial statements of the Borrower as at and for the period ended December 31, 1999 are delivered to the Agent, on the basis of the consolidated balance sheet included in the financial statements of the Borrower most recently delivered to the Agent preceding such date.

     (b) Corporate Interest for (i) the three-month period ended September 30, 1999 and such portion of the three-month period ended December 31, 1999 as is prior to the initial "Borrowing" under any of the Facility Credit Agreements shall be determined as though the Recourse Debt reflected on the Pro Forma June 30, 1999 Balance Sheet and the Pro Forma September 30, 1999 Balance Sheet, respectively, had been outstanding during such three-month period and portion, respectively, and had accrued interest at a rate equal to (x) the Eurodollar Rate for a three-month Interest Period beginning on the date of the initial "Borrowing" under any of the Facility Credit Agreements plus (y) the Applicable Margin and (ii) any other period shall be determined on the basis of the consolidated income statement included in the financial statements of the Borrower for or including such period delivered to the Agent.


                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

     SECTION 2.01. The Advances . (a) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day occurring on or after the Funds Availability Date and on or before the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on Schedule I hereto or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Agent pursuant to
Section 8.07(d), as such amount may be reduced pursuant to Section 2.04, 5.01(b)(ii) or 5.01(i) (such Lender's "Commitment"). Each Borrowing shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. The Borrower may make more than one Borrowing on the same day. Within the limits of each Lender's Commitment, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.09 and reborrow under this Section 2.01.

     (b) For any Lender which is a Designating Lender, any Advance to be made by such Lender may from time to time be made by its Designated Lender in such Designated Lender's sole discretion, and nothing herein shall constitute a commitment to make Advances by such Designated Lender; provided that, if any Designated Lender elects not to, or fails to, make any such Advance, its Designating Lender hereby agrees that it shall make such Advance pursuant to the terms hereof. Any Advance actually funded by a Designated Lender shall constitute a utilization of the Commitment of the Designating Lender for all purposes hereunder.

     SECTION 2.02. Making the Advances . (a) Each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing if a Borrowing consists of Eurodollar Rate Advances, or not later than 11:00 A.M. (New York City time) on the date of the proposed Borrowing if a Borrowing consists of Base Rate Advances, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately by telecopier in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing and (iv) if such Borrowing consists of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing; provided, however, that if a Notice of Borrowing in respect of a proposed Borrowing consisting of Base Rate Advances is given on the date of such Borrowing, the Lenders shall so make available their ratable portions of such Borrowing before 3:00 P.M. (New York City time) on such date. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at Bankers Trust Company, 130 Liberty Street, New York, New York 10006.

     (b) Anything in subsection (a) above to the contrary notwithstanding, the Borrower may not select Eurodollar Rate Advances for any Borrowing if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.07(e).

     (c) The Borrower shall indemnify each Lender against any actual and documented loss (excluding any loss of profit and/or margin), cost or expense reasonably incurred by such Lender as a result of (i) the revocation by the Borrower of (x) any Notice of Borrowing if it specifies that the Borrowing is to be comprised of Eurodollar Rate Advances or (y) any notice given by the Borrower pursuant to Section 2.08 of the Conversion of Base Rate Advances to Eurodollar Rate Advances and (ii) any failure to fulfill on or before the date specified in a Notice of Borrowing for a Borrowing that such Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances the applicable conditions set forth in Article III, including, without limitation in each such case, any loss (excluding loss of profit and/or margin), cost or expense reasonably incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing or as a result of such Conversion when such Advance, as a result of such revocation or failure, is not made on the date specified therefor in the relevant Notice of Borrowing or when such Base Rate Advances, as a result of such revocation, are not converted to Eurodollar Rate Advances, but excluding, however, any such losses, costs and expenses resulting from any such revocation or failure which has occurred more than 60 days prior to demand being made to the Borrower by such Lender for indemnification. The payment of such indemnity to a Lender shall be made within 30 days of a demand by such Lender complying with Section 8.04(d).

     (d) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with Section 2.02(a) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at
(i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

     (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

     SECTION 2.03. Facility Fee. The Borrower shall pay to the Agent for the account of each Lender a facility fee on the aggregate amount of such Lender's Commitment, irrespective of usage, from the earlier to occur of the dates referred to in clause (a) of the definition of "Funds Availability Date", in the case of the Initial Lender, and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender, in the case of each other Lender, until the Maturity Date at a rate per annum equal to the Applicable Facility Fee Percentage in effect from time to time, payable in arrears on the last day of each March, June, September and December commencing December 31, 1999, and on the Maturity Date.

     SECTION 2.04. Termination or Reduction of the Commitments .
The Borrower shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders; provided that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

     SECTION 2.05. Repayment of the AdvancesSECTION 2.05 . The Borrower shall repay to the Agent for the ratable account of the Lenders on the Maturity Date the aggregate principal amount of the Advances then outstanding.

     SECTION 2.06. Interest on the AdvancesSECTION 2.06. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                    (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                    (ii) Eurodollar  Rate Advances.  During such periods as such
                         Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Advance plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

     (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder or under any Note that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

     SECTION 2.07. Interest Rate Determination (a) Each Reference Bank agrees to furnish to the Agent, at its request, timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.06(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.06(a)(ii).

     (b) If (i) the Agent is unable for any reason to determine the Eurodollar Rate for any Interest Period, (ii) if applicable, fewer than two Reference Banks furnish timely information to the Agent for determining the Eurodollar Rate for any Interest Period pursuant to Section 2.07(a) or (iii) the Required Lenders notify the Agent by 12:00 noon (London time) two Business Days prior to the first day of any Interest Period that the Required Lenders were unable to obtain, at approximately 11:00 A.M. (London time) on such Business Day and at the applicable Eurodollar Rate, U.S. dollar deposits for a period equal to such Interest Period and in amounts substantially equal to such Required Lenders' respective Eurodollar Rate Advances comprising part of the Borrowing to be outstanding during such Interest Period, the Agent shall promptly notify the Borrower and the Lenders of such event, whereupon:

                    (A) within five Business Days of receipt of such notification, the Agent and the Borrower shall enter into good faith negotiations for a period of 15 days (or such shorter period as is required to agree to the alternative basis referred to in this clause (A)) with a view to agreeing on an alternative basis for determining the rate of interest applicable to such Eurodollar Rate Advances;

                    (B) any alternative basis agreed under clause (A) above with the approval of the Required Lenders and any interest rate determined pursuant thereto will be binding on all the parties hereto and will be retroactive to, and take effect from, the first day of the applicable Interest Period;

                    (C)  if no  alternative  basis is agreed  under  clause  (A)
                         above within the 15-day period there specified, the Agent, upon instructions of the Required Lenders, shall, on behalf of each of the Lenders, set forth an alternative basis for determining the rate of interest applicable to such Eurodollar Rate Advances on or before the last day of the Interest Period to which the notification relates or, if earlier, within ten days after the expiration of the 15-day period set forth in clause (A) above. Each Lender shall certify to the Agent and to the Borrower such Lender's actual cost of funds for funding its applicable Eurodollar Rate Advances, and the Required Lenders shall certify to the Agent and the Borrower in reasonable detail the alternative basis for determining the rate of interest to be applicable to such Eurodollar Rate Advances and such interest rate as so determined;

                    (D) any interest rate determined pursuant to clause (C) above shall not, in any event, exceed (x) the Required Lenders' reasonable determination of the cost to the Lenders, as certified by them pursuant to clause (C) above, of funding their applicable Eurodollar Rate Advances plus (y) the Applicable Margin;

                    (E) each alternative basis so certified and each interest rate determined pursuant thereto shall be binding on the Borrower and the Lenders and shall be retroactive to, and take effect from, the first day of the applicable Interest Period; and

                    (F) so long as any alternative basis referred to above is in force, the Agent, in consultation with the Borrower and the Required Lenders, shall from time to time, but not less frequently than monthly, review whether or not the circumstances referred to in this Section 2.07(b) still prevail with a view to returning to the normal provisions of this Agreement in relation to the method of determining interest as soon as practicably possible.

     (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, then on the last day of the then existing Interest Period therefor the longest Interest Period not longer than three months that the Borrower could have selected for such Eurodollar Rate Advances in accordance with such provisions shall be applicable to such Eurodollar Rate Advances or, if the Borrower could not have selected any Interest Period for such Eurodollar Rate Advances in accordance with such provisions, such Eurodollar Rate Advances will automatically, on such last day, Convert into Base Rate Advances, and the Agent shall promptly notify the Borrower and the Lenders thereof.

     (d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Advances shall automatically Convert into Base Rate Advances.

     (e) Upon the occurrence and during the  continuance of any Event of Default
(i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Eurodollar Rate Advances into, Eurodollar Rate Advances shall be suspended until all Events of Default have been cured or waived.

     SECTION 2.08. Optional Conversion of the Advances . The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.11, Convert all Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, and any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than $10,000,000. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and
(iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance.

     SECTION 2.09. Optional Prepayments of the Advances . The Borrower may, upon at least three Business Days' notice (in the case of Eurodollar Rate Advances) or one Business Day's notice (in the case of Base Rate Advances) to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c).

     SECTION 2.10. Increased Costs . The Borrower agrees to indemnify each Lender for its actual and documented increased costs that are the result of a change of Law or in the official interpretation thereof or compliance with any guideline or request from any central bank or other governmental authority having jurisdiction over such Lender (whether or not having the force of law) adopted or made (i) in the case of the Initial Lender, after the date of this Agreement and (ii) in the case of any other Lender, after the date such Lender shall have become a party to this Agreement by executing and delivering an Assignment and Acceptance, which costs are reasonably incurred by such Lender and are the result of (x) such Lender agreeing to make or making, funding or maintaining Eurodollar Rate Advances or (y) any increase in the amount of capital required to be maintained by such Lender or any corporation controlling such Lender, based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder). The foregoing indemnity shall not apply to (A) any such change of Law or interpretation or any adoption or making of any such guideline or request that is anticipated on the applicable date set forth above, (B) any period or periods ending more than 120 days prior to demand for indemnification being made or (C) any such increased costs resulting from (a) Taxes or Other Taxes (as to which Section 2.13 shall govern) or (b) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof. The Borrower shall from time to time, within 30 days following demand by such Lender complying with Section 8.04(d) (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased costs.

     SECTION 2.11. Illegality. If as a result of a change in Law or in the official interpretation thereof (i) in the case of the Initial Lender, after the date of this Agreement and (ii) in the case of any other Lender, after the date such Lender shall have become a party to this Agreement by executing and delivering an Assignment and Acceptance, it shall have become unlawful, or if after the applicable date set forth above any central bank or other governmental authority having jurisdiction over such Lender asserts that it is unlawful, for such Lender to (i) allow all or part of its Commitment to make Eurodollar Rate Advances to remain outstanding or (ii) make, fund or allow to remain outstanding all or part of its Eurodollar Rate Advances, such Lender may notify the Borrower and the Agent thereof in reasonable detail (together with supporting documentation) of such event, whereupon:

     (x) such Lender's Commitment shall be suspended and, 45 days following such notification, shall be canceled if such unlawfulness shall then be continuing; and

     (y) the Borrower will prepay such Lender's Advances at the time or times and to the extent necessary to avoid such unlawfulness, together with unpaid accrued interest thereon, unpaid accrued fees and any other amounts due and payable to such Lender, unless, in either case, prior thereto, the Borrower shall have given notice to such Lender that the Borrower will require such Lender to assign and transfer all of its interests in this Agreement pursuant to
Section 8.07(b) and shall have caused such Lender to have so assigned and transferred such interests.

     SECTION 2.12. Payments and Computations . (a) The Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Agent at the Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.02(c), 2.03, 2.10, 2.13 or 8.04) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (b) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of facility fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day. Any such extension or reduction of time shall be included in the computation of payment of interest or facility fee, as the case may be.

     (d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

     SECTION 2.13. Taxes . (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.12, without deduction for any Taxes or Other Taxes (each as defined below).

     "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or any Note, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the Agent, taxes imposed on its income, net worth or gross receipts and franchise or similar taxes imposed on it by a jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or in which its principal executive office is located or any political subdivision thereof or, in the case of each Lender, in which its Applicable Lending Office is located or any political subdivision thereof and (ii) in the case of each Lender any United States withholding tax imposed on such payments except to the extent that such Lender is subject to United States withholding tax by reason of a U.S. Tax Law Change.

     "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

     "U.S. Tax Law Change" means with respect to any Lender the occurrence (x) in the case of the Initial Lender, after the date of this Agreement and (y) in the case of any other Lender, after the date such Lender shall have become a party to this Agreement by executing and delivering an Assignment and Acceptance, of the adoption of any applicable United States federal law or regulation relating to taxation, or any change therein or in the official interpretation thereof, or the entry into force, modification or revocation of any income tax convention or treaty to which the United States is a party.

     If the Borrower shall be required by Law to deduct any Taxes or Other Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions,
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof.

     (b) The Borrower agrees to indemnify each Lender and the Agent for the full amount of actual and documented Taxes or Other Taxes (including, without limitation, taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.13) paid by such Lender or the Agent (as the case may be) as the result of any U.S. Tax Law Change and any actual and documented liability (including penalties, interest and expenses) arising therefrom or with respect thereto paid by such Lender or the Agent (as the case may be), but excluding, however, any Taxes or Other Taxes so paid by such Lender or the Agent more than 120 days prior to demand being made to the Borrower by such Lender or the Agent for indemnification. The payment of such indemnity shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor complying with Section 8.04(d).

     (c) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of the Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of any other Lender, and from time to time thereafter as requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide each of the Agent and the Borrower with two completed and duly executed original Internal Revenue Service forms 1001, 4224 or W-8BEN, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, or other documentation reasonably requested by the Borrower or the Agent, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form. If any form or document referred to in this subsection (c) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001, 4224 or W-8BEN, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

     (d) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form or document (or information required by such form or document) described in Section 2.13(c) (other than if such failure is due to a U.S. Tax Law Change), such Lender shall not be entitled to payments without deduction and indemnification under Section 2.13(a) or (b) with respect to any Taxes or Other Taxes which would not have been payable had such form or document (or information required thereby) been so provided; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form or document (or information required thereby), required hereunder, the Borrower shall take such reasonable steps as the Lender shall request to assist the Lender to recover such Taxes (it being understood, however, that the Borrower shall have no liability to such Lender in respect of such Taxes).

     (e) If the Borrower is required to indemnify or pay additional amounts to or for the account of any Lender pursuant to this Section 2.13, then such Lender will take such action (including changing the jurisdiction of its Applicable Lending Office) as in the reasonable judgment of such Lender (i) will eliminate or reduce any such additional payment which may thereafter accrue and
(ii) is not otherwise commercially unreasonable.

     (f) Each Lender and the Agent shall use its reasonable efforts to obtain in a timely fashion any refund, deduction or credit of any Taxes and Other Taxes paid or reimbursed by the Borrower pursuant to this Section 2.13. If any Lender or the Agent receives a benefit in the nature of a refund, deduction or credit (including a refund in the form of a deduction from or credit against taxes that are otherwise payable by the Lender or the Agent) of any Taxes or Other Taxes with respect to which the Borrower has made a payment under Section 2.13(a) or
(b), such Lender or the Agent (as the case may be) agrees to reimburse the Borrower to the extent of the benefit of such refund, deduction or credit promptly after the Agent or such Lender reasonably determines that such refund deduction or credit has become final; provided, however, that nothing contained in this paragraph (f) shall require any Lender or the Agent (as the case may be) to make available its tax returns (or any other information relating to its taxes which it deems to be confidential) or to attempt to obtain any such refund, deduction or credit, which attempt would be inconsistent with any reporting position otherwise taken by the Agent or such Lender on its applicable tax returns.

     SECTION 2.14. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.02(c), 2.03, 2.10, 2.13 or 8.04(c)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     SECTION 2.15. Use of Proceeds . The proceeds of the Advances shall be available for working capital requirements of the Borrower.



                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

     SECTION  3.01.  Conditions  Precedent  to  Effectiveness  of Section  2.01.
Section 2.01 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

     (a) The Borrower shall have notified the Agent in writing as to the proposed Effective Date.

     (b) The Borrower shall have paid all accrued fees and expenses of the Agent and the Lenders (including the accrued fees and expenses of counsel to the Agent) that are then due and payable.

     (c) On the Effective Date, the representations and warranties  contained in
Section 4.01 and of Section 6 of the Parent Support Agreement shall be correct as though made on and as of the Effective Date, and the Agent shall have received for the account of each Lender a certificate to such effect signed by a duly authorized officer of the Borrower.

     (d) The Agent shall have received on or before the Effective Date the following, each dated such day and (except for the Notes) in sufficient copies for each Lender:

                    (i)  The Notes to the Lenders, respectively.

                    (ii) The Parent Support Agreement.

                    (iii)Certified  copies of the  certificate of  incorporation and the bylaws of the Borrower.

                    (iv) (A) Certified copies of the resolutions of the Board of
                         Directors of the Borrower approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

                    (B) Certified copies of the resolutions of the Board of Directors of SEI approving the Parent Support Agreement, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Parent Support Agreement.

                    (v) (A) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder by the Borrower.

                    (B) A certificate of the Secretary or an Assistant Secretary of SEI certifying the names and true signatures of the officers of SEI authorized to sign the Parent Support Agreement and the other documents to be delivered hereunder by SEI.

                    (vi) A  certificate  of an  officer of the  Borrower  to the effect that the schedule attached to such certificate specifies (a) all Recourse Debt of the Borrower owed to SEI or any Affiliate of SEI (other than a Subsidiary of the Borrower) at the Effective Date and (b) the creditor in respect of such Recourse Debt.

                    (vii)A subordination  agreement between the Borrower and SEI and/or each Affiliate of SEI specified in the certificate delivered pursuant to the preceding paragraph (vi) which causes the Recourse Debt specified in such certificate to be Affiliate Subordinated Debt.

                    (viii) An opinion of Troutman  Sanders LLP,  counsel for the
                         Borrower, substantially in the form of Exhibit E hereto.

                    (ix) An opinion of Troutman  Sanders  LLP,  counsel for SEI, substantially in the form of Exhibit F hereto.

                    (x) An opinion of Shearman & Sterling, counsel for the Agent, in substantially the form of Exhibit G hereto.

     SECTION 3.02. Condition Precedent to Each Borrowing . The obligation of each Lender to make an Advance on the occasion of each Borrowing shall be subject to the condition precedent that the Effective Date shall have occurred and that on the date of such Borrowing the representations and warranties of the Borrower contained in Section 4.01 (except those contained in Sections 4.01(i) and (o)) and of SEI contained in Section 6 of the Parent Support Agreement (except those contained in Section 6(h) thereof) shall be correct in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty made herein by the Borrower to such effect).

     SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01. Representations and Warranties of the Borrower. . The Borrower represents and warrants as follows:

     (a) Organization. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (b) Power and Authority. The Borrower has the corporate power to execute, deliver and perform its obligations under this Agreement and the Notes and to take all action necessary to consummate the transactions contemplated by this Agreement and the Notes.

     (c) Due Authorization. The execution, delivery and performance by the Borrower of this Agreement and the Notes have been duly authorized by all necessary corporate action and do not (i) contravene its certificate of incorporation or bylaws or (ii) conflict with or contravene any Law to which it is subject which has had or would reasonably be expected to have a Material Adverse Effect.

     (d) Governmental Approval. No authorization or approval or other action by, and no notice to or filing with, any governmental authority is required for the due execution, delivery and performance by the Borrower of this Agreement and the Notes, except for those which have been duly obtained or made and are in full force and effect.

     (e) Binding and Enforceable. This Agreement and the Notes constitute the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their terms, subject to laws affecting the enforcement of creditors' rights generally and to general principles of equity.

     (f) No Violation. The execution, delivery and performance by the Borrower of this Agreement and the Notes do not violate, in a manner which has had or would reasonably be expected to have a Material Adverse Effect, any agreement binding on it.

     (g) No Default. No Default or Event of Default has occurred and is continuing under this Agreement, other than any Default or Event of Default which has been waived.

     (h) Litigation. No litigation, arbitration or administrative proceeding is currently pending or, to the Borrower's knowledge, threatened against it (i) to restrain the entry by the Borrower into, the enforcement of, or exercise of, any rights by the Lenders or the Agent under, or the performance or compliance by the Borrower with any obligations under, this Agreement and the Notes, or (ii) which has had or would reasonably be expected to have a Material Adverse Effect.

     (i) Financial Condition. The unaudited consolidated balance sheet of the Borrower as at June 30, 1999 and the Pro Forma June 30, 1999 Balance Sheet, previously furnished to the Lenders, present fairly the unaudited consolidated financial condition of the Borrower and the unaudited consolidated pro forma financial condition of the Borrower giving effect to the Pro Forma Adjustments as at said date, all in accordance with GAAP.

     (j) Material Adverse Change. There has been no change in the business, condition (financial or otherwise) or results of operations of the Borrower since June 30, 1999 which has had or would reasonably be expected to have a Material Adverse Effect.

     (k) Taxes. There has been no event with respect to the tax obligations of the Borrower or any of its Subsidiaries which has had or would reasonably be expected to have a Material Adverse Effect.

     (l) Investment Company Act. The Borrower is not an "investment company" under the Investment Company Act of 1940, as amended.

     (m) Environmental Matters. There has been no event with respect to environmental compliance obligations of the Borrower or one of its Subsidiaries which has had or would reasonably be expected to have a Material Adverse Effect.

     (n) Year 2000. The cost to the Borrower and its Subsidiaries of reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrower's and its Subsidiaries' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others) and of the testing of all such systems and equipment, as so reprogrammed, and of the reasonably foreseeable consequences of year 2000 to the Borrower and its Subsidiaries would not reasonably be expected to have a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit the Borrower and its Subsidiaries to conduct their business without Material Adverse Effect.

     (o) Accuracy of Information. To the Borrower's knowledge (i) the Bank Syndication Memorandum (other than projections included therein) was complete and correct in all material respects at the date thereof for the purpose for which the Bank Syndication Memorandum was prepared and (ii) all financial projections contained in the Bank Syndication Memorandum were prepared in good faith and based upon assumptions which management of the Borrower believed to be not unreasonable at the time the projections were prepared (it being understood that (w) such projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower's control, (x) no assurance can be given that the projections will be realized and (y) no representation or warranty can be made as to the accuracy of such projections).


                                    ARTICLE V

                            COVENANTS OF THE BORROWER

     SECTION 5.01. Financial Covenants of the Borrower.. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

     (a)  Ratio of Cash  Available  for  Corporate  Debt  Service  to  Corporate
Interest.  Cause the ratio of Cash  Available  for  Corporate  Debt  Service  to
Corporate Interest to be at least 1.75:1.00 at the end of each fiscal quarter (including the fourth fiscal quarter) of the Borrower for which financial statements have most recently been delivered to the Agent, calculated on a rolling four fiscal quarter basis ending on the date of such financial statements and with effect from the date of such delivery of such financial statements (or, if at such time less than four fiscal quarters have ended since the date of this Agreement, the immediately preceding fiscal quarters commencing with the fiscal quarter ending September 30, 1999).

     (b) Ratio of Recourse Debt to Recourse Capital. (i) Cause the ratio of Recourse Debt to Recourse Capital to be not more than (A) if the Borrower has never been rated Investment Grade, (x) 0.625:1.00 through March 31, 2000 and (y) 0.60:1.00 after March 31, 2000 and (B) 0.65:1.00 at any time after the Borrower has been rated Investment Grade, in each case at the end of each fiscal quarter (including the fourth fiscal quarter) of the Borrower for which financial statements have most recently been delivered to the Agent, calculated as of the date of such financial statements and with effect from the date of such delivery of such financial statements. Cash received by the Borrower after the end of a fiscal quarter and before the sixth day following delivery to the Agent of the Borrower's financial statements for such fiscal quarter in respect of issuances of equity or of capital contributions or on account of issuances of Affiliate Subordinated Debt (under the Parent Support Agreement or otherwise), net of distributions made by the Borrower after the end of such fiscal quarter and before such sixth day, shall be taken into account in determining "Recourse Capital" at the end of such fiscal quarter.

                    (ii) If the  Borrower  has been rated  Investment  Grade and subsequently ceases to be rated Investment Grade, the Borrower will, on at least three Business Days' notice to the Agent and on or before (x) the 70th day following the end of each of the Borrower's first, second and third fiscal quarters and (y) the 130th day following the end of each of the Borrower's fourth fiscal quarters, and if no amounts are outstanding under the Facility A Credit Agreement, repay the
                         Advances and/or the "Advances" under the Facility B Credit Agreement in an amount equal to 50% of Cash Available for Distribution to Shareholders for such fiscal quarter minus the prepayment made under Section 5.01(b)(ii) of the Facility A Credit Agreement in
                         respect of Cash Available for Distribution to Shareholders for such fiscal quarter unless the Borrower is rated Investment Grade on such 70th or 130th day, as the case may be, or the Borrower's ratio of Recourse Debt to Recourse Capital, as measured above on the last day of such fiscal quarter, is not more than 0.625:1.00 until March 31, 2000 and 0.60:1.00 thereafter. Any such repayment of the Advances shall be accompanied by a reduction of the Commitments hereunder in the amount of such payment.

                    (iii)If the  Borrower  has been rated  Investment  Grade and subsequently ceases to be rated Investment Grade, the Borrower shall, within six months after the date the Borrower has most recently ceased to be rated Investment Grade, cause (x) itself again to be rated Investment Grade or (y) the Borrower's ratio of Recourse Debt to Recourse Capital, as measured above, to be not more than 0.625:1.00 until March 31, 2000 and 0.60:1.00 thereafter.

     SECTION 5.02. Affirmative Covenants of the Borrower . So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

     (a) Compliance with Law. Comply with the requirements of the Laws applicable to the Borrower in the conduct of its business, where failure to do so would reasonably be expected to have a Material Adverse Effect.

     (b) Maintenance of Existence. Preserve and maintain its legal existence as a corporation, except that the Borrower may be merged or consolidated with or into another corporation if the continuing or surviving corporation is the Borrower or is a company organized under the laws of any State within the United States of America and expressly assumes all of the obligations of the Borrower under this Agreement and the Notes and if (i) immediately before the consummation of such transaction there is no Default or Event of Default and
(ii) such consummation shall not result in a Default or Event of Default.

     (c) Annual Financial Statements, Etc. Within 120 days after the end of each fiscal year of the Borrower (beginning with the fiscal year 1999), deliver to the Agent copies for the Lenders of its consolidated financial statements as of the end of and for such fiscal year duly certified by the independent accountants of the Borrower. Such financial statements shall be prepared in accordance with GAAP and shall be accompanied by certificates of the chief financial officer, the treasurer or the comptroller of the Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Sections 5.01(a) and (b).

     (d) Interim Financial Statements, Etc. (x) Within 60 days after the end of each fiscal quarter (other than the last fiscal quarter) of each fiscal year of the Borrower (beginning with the fiscal quarter ending September 30, 1999), deliver to the Agent copies for the Lenders of its unaudited consolidated financial statements as of the end of and for such fiscal quarter and (y) within 60 days of September 30, 1999, deliver to the Agent copies for the Lenders of the Pro Forma September 30, 1999 Balance Sheet, in each case, duly certified (subject to year-end adjustments) by the chief financial officer, the treasurer or the comptroller of the Borrower as having been prepared in accordance with GAAP. Such financial statements shall be accompanied by certificates of the chief financial officer, treasurer or comptroller of the Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Sections 5.01(a) and (b).

     (e) Other Information. Deliver to the Agent as soon as reasonably practicable such other information relating to the then existing financial condition of the Borrower and its consolidated Subsidiaries as the Agent may from time to time reasonably request, subject to an agreed upon confidentiality provision or except such information the disclosure of which is prohibited by Law.

     (f) Notice of Default. Promptly, and in any event within 10 Business Days, notify the Agent of the occurrence of any Default or Event of Default of which the chief financial officer, treasurer or comptroller of the Borrower has actual knowledge.

     (g) Inspection Rights, Etc. Permit the Agent or any other Lender or any Representatives thereof to examine and make copies of and abstracts from records and books of, and visit the properties of, the Borrower to discuss the affairs, finances and accounts of the Borrower with any of its officers or directors and with its independent certified public accountants from time to time during normal business hours upon reasonable notice. The Lenders and the Agent agree that the Agent shall coordinate and consolidate visits by the Lenders and their Representatives (including the examination of records and books and the making of copies and abstracts of records and books) at mutually convenient times and in such a manner so as to minimize the disruption to the operations of the Borrower and to the costs associated with such visits.

     (h) Notice of Change of Credit Rating. Promptly after the Borrower is notified thereof in writing by Moody's or S&P or the Borrower becomes aware of the public announcement thereof by Moody's or S&P, notify the Agent of any change in the Credit Rating by Moody's or S&P, as the case may be.

     (i) Investment of Proceeds. Within 18 months of the Borrower's or a Subsidiary's receipt of the proceeds of any sale (including, without limitation, by way of Sale/Leaseback) of any Asset, other than Exempt Asset Sale Proceeds and other than proceeds of such sale which are applied to repay Debt of a Subsidiary incurred in connection with the acquisition, improvement, development, ownership or operation of such Asset, as to which Debt the Borrower is not directly or indirectly liable, (i) the Borrower or such Subsidiary shall invest such proceeds in assets in similar or related lines of business of the Borrower or the Borrower's Subsidiaries and/or (ii) the Borrower shall, on at least three Business Days' notice to the Agent, apply such proceeds which have not been so invested and which have not been applied to pay principal under the Facility A Credit Agreement as and to the extent required thereby, to pay principal under this Agreement and/or the Facility B Credit Agreement. Any such payment under this Agreement shall be accompanied by a reduction of the Commitments hereunder in the amount of such payment.

     (j) Clean-Up. The Borrower shall exercise its rights under Sections 2.01 and 2.09 so that during each 12-month period commencing on (i) the Funds Availability Date and (ii) each anniversary of the Funds Availability Date, there shall not be outstanding any Advances for a period of 10 consecutive days.

     SECTION 5.03. Negative Covenants of the Borrower. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

     (a) Incurrence of Recourse Debt, Etc. (i) Not incur any Recourse Debt (other than (A) Recourse Debt pursuant to the Facility Credit Agreements or (B) Recourse Debt the proceeds of which are applied to the concurrent repayment of Recourse Debt other than Recourse Debt pursuant to this Agreement or the Facility B Credit Agreement unless the "Commitments" hereunder or thereunder are concurrently reduced by the amount of such repayment; provided, however, that the Borrower may incur Recourse Debt if (x) at the end of the fiscal quarter (including the fourth fiscal quarter) of the Borrower for which financial statements have been delivered to the Agent, most recently preceding the date on which the Borrower is to incur such Recourse Debt, the ratio of Cash Available for Corporate Debt Service (calculated without giving effect to clauses (ix) and (x) of the definition of such term) to Corporate Interest was at least 2.75:1.00 (if at the time such Recourse Debt is to be incurred the Borrower is not rated Investment Grade) or 2.25:1:00 (if at such time the Borrower is rated Investment Grade), calculated on a rolling four fiscal quarter basis ending on the date of such financial statements (or, if at such time less than four fiscal quarters have ended since the date of signing this Agreement, the immediately preceding fiscal quarters commencing with the fiscal quarter ending September 30, 1999) and with effect from the date of such delivery of such financial statements and
(y)(A) if, on the date the Borrower is to incur such Recourse Debt the Borrower is not rated Investment Grade, the projected ratio of Cash Available for Corporate Debt Service (as so calculated) to Corporate Interest shall be at least 2.75:1.00 over the life of the Facility Credit Agreement having the latest maturity date or (B) if at such time the Borrower is rated Investment Grade, Moody's and S&P shall reaffirm their Investment Grade ratings at such time.

     (ii) The Borrower's compliance with clause (y)(A) above shall be determined on the basis of projections which are prepared by the Borrower but which are based upon electricity prices, capacity factors and fuel prices set forth in a report of the Independent Market Consultant (a "Market Forecast"). If the Recourse Debt is to be incurred by the Borrower with respect to a generating facility in a market with respect to which the Independent Market Consultant has previously provided a report, including a market forecast, the Market Forecast to be delivered by the Independent Market Consultant shall be an update of the market forecast contained in the most recent report of the Independent Market Consultant with respect to such market. If the Recourse Debt is to be incurred by the Borrower with respect to a generating facility in a market with respect to which the Independent Market Consultant has not previously provided a report, including a market forecast, the Market Forecast to be delivered by the Independent Market Consultant shall be contained in a new report of the Independent Market Consultant with respect to such market. To the extent that a Market Forecast is updated for a particular market or region, as provided above, (1) a previously prepared market forecast need not be updated for any other region and (2) in the projections prepared by the Borrower, the Borrower shall apply the assumptions in the updated Market Forecast to each generating facility within the region for which the updated Market Forecast was obtained. Notwithstanding the foregoing, the projections in clause (y)(A) above need not be prepared on the basis of an updated Market Forecast by the Independent Market Consultant (but may be prepared on the basis of market forecasts made by the Borrower at such time) for incurrences of Recourse Debt which do not exceed either (1) $100,000,000 per incurrence or (2) $150,000,000 within any 12-month period.

     (b) Payment of Dividends, Etc. (A) Not (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Borrower (except for any dividend payment or other distributions from insurance proceeds for casualties which have been restored prior to September 1, 1999),
(ii) make any payments with respect to Affiliate Subordinated Debt or make any redemption or repurchase of any Affiliate Subordinated Debt (except for any payment, redemption or repurchase of Affiliate Subordinated Debt from insurance proceeds for casualties which have been restored with the proceeds of such Affiliate Subordinated Debt) or (iii) purchase, redeem or otherwise acquire for value any shares of any class of capital stock of the Borrower or any warrants, rights or options to acquire any such shares, now or hereafter outstanding, or reduce the Borrower's capital (except for any purchase, redemption or acquisition of such shares held by SEI or any reduction of capital paid to an Affiliate of the Borrower from insurance proceeds for casualties which have been restored with the proceeds of such shares or such capital, as the case may be); provided, however, that the Borrower may (w) declare and make any dividend payment or other distribution payable in common stock of the Borrower, (x) purchase, redeem or otherwise acquire shares of its common stock or warrants, rights or options to acquire any such shares with the proceeds received from the substantially concurrent contribution to the Borrower's capital or the issue of new shares of the Borrower's common stock and (y) make any payments with respect to Affiliate Subordinated Debt, make any redemption or repurchase of Affiliate Subordinated Debt and take any other action specified in clauses (i), (ii) and
(iii) above if, at the end of the fiscal quarter (including the fourth fiscal quarter) of the Borrower for which financial statements have been delivered to the Agent, most recently preceding the date on which the Borrower takes such action, the ratio of Cash Available for Corporate Debt Service to Corporate Interest was at least 2.25:1.00 (if at the time such action is to be taken the Borrower is not rated Investment Grade) or 2.00:1.00 (if at such time the Borrower is rated Investment Grade), calculated on a rolling four fiscal quarter basis ending on the date of such financial statements (or, if at such time less than four fiscal quarters have ended since the date of signing this Agreement, the immediately preceding fiscal quarters commencing with the fiscal quarter ending September 30, 1999) and with effect from the date of such delivery of such financial statements.

                    (B) Notwithstanding paragraph (A) above, the Borrower may declare dividends, make payments with respect to Affiliate Subordinated Debt and take any other action specified in clauses (i), (ii) and (iii) of paragraph
                         (A) above prior to the delivery to the Agent of the financial statements of the Borrower for the fiscal quarter ended September 30, 1999. If the ratio of Cash Available for Corporate Debt Service to Corporate Interest for the fiscal quarter ended September 30, 1999 is insufficient to permit the Borrower to declare any dividends, make any payments with respect to Affiliate Subordinated Debt and take any other action specified in clauses (i), (ii) and (iii) above in compliance with clause (y) of paragraph (A) above, then within 30 days after the delivery to the Agent of the financial statements of the Borrower for the fiscal quarter ended September 30, 1999 the Borrower shall either (A) receive cash (i) in respect of issuances of equity or of capital contributions or (ii) in respect of issuances of Affiliate Subordinated Debt or (B) cause to be delivered to the Agent an Excess Restricted Payments Agreement, in each case in an amount equal to the amount by which the sum of the dividends, payments with respect to Affiliate Subordinated Debt and other amounts paid in connection with actions specified in clauses (i), (ii) and (iii) of paragraph (A) above exceeds the amounts of the initial "Borrowings" under the Facility A Credit Agreement and this Agreement (such excess being the "Excess Restricted Payments Amount"). The Excess Restricted Payments Agreement shall be accompanied by an opinion of Troutman Sanders LLP, counsel for SEI or the relevant Affiliate of the Borrower, as the case may be, substantially in the form of Exhibit F hereto except that it shall refer to the Excess Restricted Payments Agreement instead of to the Parent Support Agreement.

     (c) Debt of the Generating Companies. (i) Cause the Generating Companies not to incur any Debt (other than Debt the proceeds of which are applied to repay existing Debt) or to enter into any Sale/Leaseback with respect to Existing Assets unless at the time of such transaction (A) the sum of (I) the principal amount of such Debt and all other Debt of the Generating Companies then outstanding and (II) the net book value of such Existing Assets and of the other Existing Assets then subject to Sale/Leasebacks does not exceed $500,000,000 and (B) the Borrower would be in compliance with Section 5.03(a) hereof taking into account the incurrence of such Debt by the Generating Companies and the investment or use of such proceeds.

                    (ii) Cause the  Generating  Companies  not to incur any Debt
                         (other than by way of Sale/Leaseback and other than Debt the proceeds of which are applied to repay existing Debt) unless at the time of such incurrence
                         (A) the sum of the principal amount of such Debt and all other Debt of the Generating Companies then outstanding does not exceed $100,000,000 (if at the time of such incurrence the Borrower is not rated Investment Grade) or $200,000,000 (if at such time the Borrower is rated Investment Grade) and (B) the
                         Borrower would be in compliance with Section 5.03(a) taking into account the incurrence of such Debt by the Generating Companies and the investment or use of such proceeds.

                    (iii)Within 18 months of a Generating  Company's  receipt of the proceeds of any Debt (other than Debt the proceeds of which are applied to repay existing Debt), cause such Generating Company to (A) invest such proceeds in assets in lines of business which are similar or related to the lines of business of the Borrower and the Generating Companies and (B) apply such proceeds which have not been so invested to repay the Advances.

     (d) Liens. Not create or have outstanding any Lien on or over its Assets to secure the payment of Debt except for:

                    (i) Liens arising solely by operation of law or by order of a court or tribunal or other governmental authority (or by an agreement of similar effect);

                    (ii) Liens  arising in the  ordinary  course of  business or operations,  in respect of overdue amounts which either
                         (A) have not been overdue for more than 30 days or (B) are being contested in good faith;

                    (iii)Liens created for the sole purpose of  refinancing  all of the Advances under this Agreement, the Facility A Credit Agreement and the Facility B Credit Agreement;

                    (iv) Liens arising out of title retention or like provisions in relation to the acquisition of goods or equipment acquired in the ordinary course of business or operations;

                    (v) Liens created or arising on ownership interests and documents evidencing ownership interests in (i) a Person which is the primary obligor in respect of Project Finance Debt or (ii) a Person substantially all the Assets of which consist of ownership interests and documents evidencing ownership interests in (x) a Person described in the preceding clause (i) or (y) another Person described in this clause (ii), which Liens secure such Project Finance Debt;

                    (vi) Liens on  deposits  to  secure,  or any Lien  otherwise securing, the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety bonds, appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                    (vii)Liens,  other than Liens on the stock of the Generating
                         Companies, securing reimbursement obligations under letters of credit, guarantees and other forms of credit enhancement given in the ordinary course of business;

                    (viii)  Liens  created  arising  over  any  Asset  which  is acquired, constructed or created by the Borrower, but only if (x) such Lien secures only principal amounts (not exceeding the cost of such acquisition, construction or creation) raised for the purposes of such acquisition, construction or creation, together with any costs, expenses, interest and fees incurred in relation thereto or a guarantee given in respect thereof, (y) such Lien is created or arises on or before 90 days after the completion of such acquisition, construction or creation and (z) such Lien is confined solely to the property so acquired, constructed or created;

                    (ix) Liens (x)  outstanding  on or over any  Asset  acquired after the date hereof, (y) in existence at the date of such acquisition and (z) where the Borrower does not take any step to increase the principal amount secured thereby from that so secured and outstanding at the time of such acquisition (other than in the case of Liens for a fluctuating balance facility, by way of utilization of that facility within the limits applicable thereto at the time of acquisition);

                    (x) Liens constituted by a right of set off (including, without limitation a bank's right of set off with respect to deposit accounts) or rights over a margin call account or any form of cash collateral or any similar arrangement for obligations incurred in respect of any currency, commodity or interest rate swap, option, forward rate, or futures contracts or any other arrangement for the hedging or management of risks entered into on commercial terms;

                    (xi) Liens in  favor  of a  plaintiff  or  defendant  in any action before a court or tribunal as security for costs or expenses where such action is being prosecuted or defended in the bona fide interest of the Borrower;

                    (xii)Liens described in any of  sub-paragraphs  (iv) through
                         (x) above or (xiii) through (xv) below and renewed or extended upon the renewal or extension or refinancing or replacement of the indebtedness secured thereby, provided that there is no increase in the principal amount of the indebtedness secured thereby over the principal, capital or nominal amount thereof outstanding immediately prior to such refinancing;

                    (xiii) Liens existing on the date hereof;

                    (xiv)Liens on the property of a Person  existing at the time such Person is merged into or consolidated with the Borrower and not incurred in contemplation with such merger or consolidation; and

                    (xv) Liens created or  outstanding  on or over Assets of the
                         Borrower provided that the aggregate outstanding principal, capital or nominal amount secured by all Liens created or outstanding under this clause (xv) on or over Assets of the Borrower shall not at any time exceed 15% of the Borrower's Consolidated Net Worth.

     (e) Granting of Benefits under Certain Circumstances. If in connection with obtaining a waiver or a curative amendment of a "default" or an "event of default" under a document under which any Debt of the Borrower in a principal or notional amount equal to or in excess of $50,000,000 is outstanding or which evidences any such Debt any creditor in respect of such Debt will obtain any benefit (including collateral security, a guarantee or other third-party support and improved financial terms), the Borrower will offer to the Lenders the same benefit (including ratable collateral security and guarantees and third-party support and comparably improved terms) and, upon the acceptance by the Required Lenders of such offer, will cause such benefit to be made available to the Lenders concurrently with making such benefit available, and on substantially the same terms as it is made available, to such other creditor.


                                   ARTICLE VI

                                EVENTS OF DEFAULT

     SECTION 6.01. Events of Default . If any of the following events ("Events of Default") shall occur and be continuing:

     (a) Payments. The Borrower shall fail to pay in full any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay in full any interest on any Advance or any payment of fees or other amounts payable under this Agreement within five Business Days after the same becomes due and payable; or

     (b) Representations and Warranties. Any representation or warranty made by the Borrower herein shall prove to have been materially incorrect when made and, if such representation or warranty is susceptible of cure, it shall not have been cured within 10 days after written notice thereof has been given by the Agent to the Borrower (or such longer period as the Required Lenders may permit); or

     (c)  Covenants.  The  Borrower  shall fail to  perform  or comply  with (i)
Section 5.02(f) or (ii) any other material term, covenant or agreement contained in this Agreement on its part to be performed or observed and such failure under this clause (ii) shall remain unremedied for 30 days after written notice thereof has been given by the Agent to the Borrower (or such longer period as the Required Lenders may permit); or

     (d) Cross-default. The Borrower shall fail to pay any principal of, or premium or interest on, any Debt of the Borrower that is outstanding in a principal or notional amount equal to or in excess of $50,000,000 (but excluding Debt outstanding under this Agreement and Affiliate Subordinated Debt of the Borrower if the relevant payment is prohibited by the terms hereof) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under the agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Debt; or any such Debt shall be declared due and payable, or be required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the scheduled maturity thereof by reason of default; or

     (e) Judgment. Any judgment or order for the payment of money in excess of $50,000,000 shall be rendered against the Borrower and there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (f) Bankruptcy, Etc. The Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the U.S. Bankruptcy Code (as now or hereafter in effect) or any similar law of any applicable jurisdiction, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, or (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the U.S. Bankruptcy Code or any similar law of any applicable jurisdiction; or a proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking (x) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (y) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or of all or any substantial part of its assets, or (z) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue unstayed and in effect for a period of 90 or more days; or

     (g) Change of Control. The Borrower ceases to be Controlled, directly or indirectly, by SEI; then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Advances and the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances and the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy

Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances and the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

     Any Default or Event of Default which has been waived in the manner required by the applicable provisions of this Agreement shall not be considered to be continuing from and after the time as of which such waiver has become effective.



                                   ARTICLE VII

                         THE AGENT AND THE LEAD ARRANGER

     SECTION 7.01. Authorization and Action . Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. Without limiting the generality of the foregoing, each Lender authorizes the Agent to execute the Parent Support Agreement. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duty or responsibility, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenant, function responsibility, duty, obligation or liability shall be read into this Agreement or otherwise exist against the Agent.

     SECTION 7.02. Agent's Reliance, Etc.. The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 7.03. LCPI and Affiliates . With respect to its Commitment, the Advances made by it and the Note issued to it, LCPI shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include LCPI in its individual capacity. LCPI and its Affiliates may lend money to, accept investment banking engagements from, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with, or own securities of, the Borrower or any such Subsidiary, all as if LCPI were not the Agent and without any duty to account therefor to the Lenders.

     SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 7.05. Indemnification . The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding or if any Notes are held by Persons that are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement (collectively, the "Indemnified Costs"); provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Agent's gross negligence or willful misconduct; and provided further, that no Designated Lender shall be liable for any payment under this Section 7.05 so long as, and to the extent that, its Designating Lender makes such payment. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party.

     SECTION 7.06. Successor AgentSECTION 7.06. Successor AgentSECTION 7.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Borrower shall have the right to appoint a successor Agent, subject to the approval of the Required Lenders, such approval not to be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Borrower and approved by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent subject to the approval of the Borrower and the Required Lenders, such approval not to be unreasonably withheld or delayed. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     SECTION 7.07. The Lead Arranger . The Lead Arranger, in its capacity as such, has no duty or responsibility , and incurs no liability, under this Agreement.



                                  ARTICLE VIII

                                  MISCELLANEOUS

     SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by or on behalf of the Borrower and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by or on behalf of the Borrower and all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (e) change the place or the currency of the payments to be made on the Advances, (f) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or (g) amend this Section 8.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by or on behalf of the Agent or the Lead Arranger in addition to the Persons required above to take such action, affect the rights or duties of the Agent or the Lead Arranger under this Agreement or any Note. Each Designating Lender may act on behalf of its Designated Lender with respect to any rights of its Designated Lender to grant or withhold any amendment, waiver or consent hereunder or with respect to the Notes.

     SECTION 8.02. Notices, Etc . All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied, or delivered, if to the Borrower, c/o Delaware Corporate Management Services, Inc., 1403 Foulk Road, Suite 102, Wilmington, Delaware 19803, Attention: William R. Bechstein, with a copy to 900 Ashwood Parkway, Suite 500, Atlanta, Georgia 30338-4780, Attention: Treasurer, with a copy to Manager, Loan Administration, facsimile: 770-821-6981; if to the Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; if to LCPI, as Agent, at its address at 3 World Financial Center, 200 Vesey Street, New York,
New York 10285, Attention: Michael O'Brien, telephone: (212) 526-0437, facsimile: (212) 526-7691; and if to the Lead Arranger at its address at 3 World Financial Center, 200 Vesey Street, New York, New York 10285, Attention: Michael O'Brien, telephone: (212) 526-0437, facsimile: (212) 526-7691; or, as to the Borrower, the Lead Arranger or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the mails or telecopied, respectively, except that notices and communications to the Agent pursuant to Article II, III or VII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart hereof or of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

     SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 8.04. Costs and Expenses, Etc. (a) The Borrower agrees to pay, upon demand and presentation to the Borrower of a statement of account,
(i) all reasonable and documented third-party out-of-pocket costs and expenses of the Agent, including the reasonable and documented fees and expenses of counsel to the Agent, in connection with (A) the preparation, execution and delivery of this Agreement, the Notes and the other documents to be delivered hereunder, in an amount not to exceed an amount to be separately agreed by the Borrower and the Agent and (B) the administration, modification, amendment and waiver of any thereof and advising the Agent as to its rights and responsibilities under this Agreement and (ii) all reasonable and documented fees and expenses of the Independent Engineer and the Independent Market Consultant. The Borrower further agrees to pay, upon demand and presentation to the Borrower of a statement of account, all reasonable and documented third-party out-of-pocket costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable fees and expenses of counsel), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and the Lenders in connection with the enforcement of rights under this Section 8.04(a), provided, that the Borrower shall be required to pay the reasonable fees and expenses of only one counsel selected by the Indemnified Parties as contemplated by the proviso to Section 8.04(b)(iii).

     (b) (i) The Borrower agrees to indemnify each of the Lead Arranger, the Agent, the Lenders and any Person who may control the Lead Arranger, the Agent or any Lender and their respective officers, directors, employees and agents (each, an "Indemnified Party") from, and hold each of them harmless against, any and all losses, claims, damages and liabilities to which any Indemnified Party may become subject arising out of, or in connection with, the entering into of this Agreement, the issuance of the Notes and the actual or proposed use of the proceeds of the Advances and the consummation of any matter contemplated by this Agreement; provided that the foregoing indemnity, will not, as to any Indemnified Party, apply to losses, claims, damages or liabilities that arise from the gross negligence or willful misconduct of such Indemnified Party.

                    (ii) The Borrower  shall be entitled to  participate  in any action or proceeding of which it has been notified by any Indemnified Party except any action or proceeding brought by or for the benefit of the Borrower or any Subsidiary of the Borrower against an Indemnified Party.

                    (iii)Promptly  after  receipt  by an  Indemnified  Party  of written notice of any loss, liability, claim, damage or expense in respect of which indemnity may be sought by it hereunder, such Indemnified Party will, if a claim is to be made against the Borrower, notify the Borrower thereof in writing, but the omission so to notify the Borrower will not relieve the Borrower from (i) any liability under this Section which it may have to such Indemnified Party except to the extent the Borrower was prejudiced by such omission or (ii) any liability other than under this Section 8.04(b). Thereafter, the Indemnified Party and the Borrower shall consult, to the extent appropriate, with a view to minimizing the cost to the Borrower of its obligations hereunder. In case any Indemnified Party receives written notice of any liability, loss, claim, damage or expense in respect of which indemnity may be sought by it hereunder and it notifies the Borrower thereof, the
                         Borrower will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from the Indemnified Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Parties (and, if the Agent or one or more Lenders are the Indemnified Parties, the Agent and such Lenders shall be entitled jointly to direct the conduct of their defense); provided, however, that if the parties against which any loss, claim, damage, expense or liability arises include both an Indemnified Party and the Borrower and such Indemnified Party shall have reasonably concluded that (i) there may be legal defenses available to it or other Indemnified Parties which are different from or additional to those available to the Borrower or any Subsidiary of the Borrower and may conflict therewith or (ii) if any liability, loss, claim, damage or expense arises out of actions brought by or for the benefit of the Borrower or any Subsidiary of the Borrower, the Indemnified Parties collectively shall have the right to select one separate counsel to assume such legal defenses and otherwise to participate in the defense of such loss, claim, damage or liability on behalf of the Indemnified Parties. Upon receipt by the Indemnified Party of notice from the Borrower of its election to assume the defense of such liability, loss, claim, damage or expense and approval by the Indemnified Party of counsel, the Borrower shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof unless (i) the Indemnified Party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the Borrower shall not have employed and continued to employ counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the Borrower shall have authorized in writing the employment of separate counsel for the Indemnified Party at the expense of the Borrower. At the Borrower's request, an Indemnified Party will settle, compromise or consent to the entry of any order adjudicating or otherwise disposing of any loss, claim, damage or liability for which the Borrower is liable hereunder if such settlement, compromise or consent to entry of any order (A) includes a provision unconditionally releasing each Indemnified Party from and holding each Indemnified Party harmless against all liability in respect of claims by any releasing party relating to or arising out of this Agreement, the Notes and the matters contemplated herein, (B) does not require any admission or acknowledgment of culpability or wrongdoing by such Indemnified Party and (C) does not involve performance by, or the payment of money damages by, such Indemnified Party. The Borrower shall not be liable for any settlement, compromise or consent to the entry of any order adjudicating or otherwise disposing of any loss, claim, damage or liability effected without its consent.

     (c) The Borrower agrees to indemnify each Lender for its actual and documented losses (excluding any loss of profit and/or margin), costs and expenses reasonably incurred by it resulting from any payment or prepayment of principal of, or Conversion of, any Eurodollar Rate Advance under this Agreement or the Notes, which payment or prepayment is made on a day other than the last day of the relevant Interest Period, excluding, however, any such losses, costs and expenses resulting from a payment or prepayment made more than 60 days prior to demand being made to the Borrower by such Lender for indemnification. The payment of such indemnity to a Lender shall be made within 30 days of a demand by such Lender complying with Section 8.04(d).

     (d) Any demand by a Lender for payment under Section 2.02(c), 2.10, 2.13, 8.04(b) or 8.04(c) or under any other indemnity made by the Borrower under this Agreement shall be made in writing to the Borrower (with a copy to the Agent) and shall be accompanied by a certificate of an officer of the Agent or the relevant Lender, as may be appropriate, setting forth in reasonable detail the calculation of the amount demanded.

     (e) To the extent permitted by law, if any Lender notifies the Borrower that additional amounts will be due under Section 2.10 or that any of the events outlined in Section 2.11 have occurred, such Lender will change its Applicable Lending Office if as a result thereof such increased costs would not be required to be so paid or it would not be illegal for such Lender to make, fund or maintain its Eurodollar Rate Advances, and provided such Lender determines that such change is not commercially unreasonable. The Borrower will reimburse such Lender for all reasonable expenses it may incur as a result of complying with this Section 8.04(e).

     (f) If any circumstances arise which result, or such Lender becomes aware of any circumstances which might result, in the Borrower having to make such compensation or indemnification or in it becoming illegal for such Lender to make, fund or maintain such Lender's Eurodollar Rate Advances, such Lender will promptly notify the Borrower thereof and, in consultation with the Borrower, such Lender shall take all such steps, if any, as it determines are reasonable and the Borrower determines are acceptable to mitigate the effect of those circumstances.

     (g) Without prejudice to the survival of any other agreement of the Borrower or of the Lenders hereunder, the agreements and obligations of the Borrower contained in Sections 2.10, 2.13 and 8.04 and the obligations of the Lenders contained in Sections 2.13, 8.04, 8.07(g) and 8.08 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

     (h) The Borrower shall pay to the Agent for the account each Lender and to the Agent and the Lead Arranger for their own respective accounts such fees as may from time to time be agreed between the Borrower and the Agent or the Borrower and the Lead Arranger.

     SECTION 8.05. Right of Set-off. Upon declaration by the Agent that the Advances and the Notes are due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by such Lender to, or for the credit or the account of, the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Notes held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Notes and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

     SECTION 8.06. Binding Effect. This Agreement shall become effective (other than Section 2.01, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by the Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

     SECTION 8.07. Assignments and Participations. (a) Each Lender may assign to
(i) one or more Eligible Assignees with the approval of the Agent and, in the case of any Eligible Assignee not listed in clause (i) of the definition of "Eligible Assignee", the Borrower (such consent not to be unreasonably withheld or delayed) and (ii) one or more other entities with the approval of the Borrower and the Agent, all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall be $5,000,000 or a larger integral multiple of $1,000,000, and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, and, if the relevant Eligible Assignee is not listed in clause (i) of the definition of "Eligible Assignee", to the Borrower for its acceptance, an appropriate Assignment and Acceptance, together with any Note subject to such assignment and, in the case of an Assignment and Acceptance not entered into to effect the General Syndication, a processing and recordation fee of $3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (other than under Sections 2.13(f), 8.07(g) and 8.08) (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

     (b) If any Lender (i) shall make a demand under Section 8.04(d) for payment in respect of a claim under Section 2.10 or shall give a notice under Section
2.11 of any unlawfulness or assertion of unlawfulness contemplated by such Section or any demand shall be made or any amount shall be payable with respect to any Lender under Section 2.13, the Borrower may, by written notice given to such Lender within 45 days of the making by such Lender of such demand, the giving by such Lender of such notice or such Lender becoming a Non-Consenting Lender, require by written notice to such Lender that such Lender assign, by executing and delivering an Acceptance and Assignment, within 15 days of the giving by the Borrower of such notice but on at least three Business Days' notice to one or more Persons in accordance with Section 8.07(a) such Lender's Commitment and its Advances against payment to such Lender in immediately available funds of the principal amount of such Advances, all interest accrued thereon to the date of payment, all fees accrued by such Lender to the date of payment, any amounts payable to such Lender under Section 8.04(c) and all other amounts payable hereunder to such Lender.

     (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee or that it is an entity that has been approved by the Borrower and the Agent under
Section 8.07(a); (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

     (d) The Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee or that it is an entity that has been approved by the Borrower and the Agent under
Section 8.07(a), together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) promptly give notice and a copy thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to such Eligible Assignee or other entity in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

     (f) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation. Each Lender selling participations shall provide prompt notice to the Borrower and the Agent of such participations and the purchasers of such participations.

     (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any Confidential Information; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall have executed and delivered to such Lender and to the Borrower a duly authorized confidentiality agreement substantially in the form of Exhibit C-2.

     (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

     (i) Any Lender may at any time designate with the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed) not more than one Designated Lender to fund Advances on behalf of such Designating Lender subject to the terms of this Section 8.07(i) and the provisions of Sections 8.07(a) through (h) shall not apply to such designation. No Lender may have more than one Designated Lender at any time. Such designation may occur either by the execution before the Funds Availability Date of the signature pages of an Assignment and Acceptance by such Lender and Designated Lender next to the appropriate "Designating Lender" and "Designated Lender" captions, or by execution by such parties of a Designation Agreement on or after the Funds Availability Date; provided, that any Lender and its Designated Lender executing the signature pages of any Assignment and Acceptance as "Designating Lender" and "Designated Lender", respectively, before the Funds Availability Date shall be deemed to have executed a Designation Agreement, and shall be bound by the respective representations, warranties and covenants contained therein. The parties to each such designation occurring on or after the Funds Availability Date shall execute and deliver to the Agent and the Borrower for their acceptance a Designation Agreement. Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Lender and consented to by the Borrower, the Agent will accept such Designation Agreement and will give prompt notice thereof to the Borrower and the other Lenders, whereupon (i) the Borrower shall execute and deliver to the Designating Lender a Designated Lender Note payable to the order of the Designated Lender, (ii) from and after the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right to make Advances on behalf of its Designating Lender pursuant to Section 2.01(b) and (iii) the Designated Lender shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Lender which is not otherwise required to repay obligations of such Designated Lender which are then due and payable; provided, however, that regardless of such designation and assumption by the Designated Lender, the Designating Lender shall be and remain obligated to the Borrower, the Agent and the Lenders for each and every of the obligations of the Designating Lender and its related Designated Lender with respect to this Agreement, including, without limitation, any indemnification obligations under Section 7.05 hereof, and any sums otherwise payable to the Borrower by the Designated Lender. Each Designating Lender, or specified branch or affiliate thereof, shall serve as the administrative agent of its Designated Lender and shall on behalf of its Designated Lender: (i) receive any and all payments made for the benefit of such Designated Lender and (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Credit Agreement. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by a Designating Lender, or specified branch or affiliate thereof, as administrative agent for its Designated Lender and need not be signed by such Designated Lender on its own behalf. The Borrower, the Agent and the Lenders may rely thereon without any requirement that the Designated Lender sign or acknowledge the same. No Designated Lender may assign or transfer all or any portion of its interest hereunder, other than via an assignment to its Designating Lender or Liquidity Lender, if any, or otherwise in accordance with the provisions of Section 8.07(a) through (h) hereof.

     SECTION 8.08. Confidentiality . (a) Neither the Agent, the Lead Arranger nor any Lender shall, without the prior written consent of the Borrower, (i) disclose the Confidential Information to any Person except as permitted by
Section 8.07(g) or this Section 8.08 or (ii) use, either directly or indirectly, any of the Confidential Information except in concert with the Borrower and in connection with this Agreement and the transactions contemplated hereby.

     (b) The Agent and each Lender may disclose the Confidential Information (i) to their respective Representatives who need to know the Confidential Information for the purpose of administering this Agreement and the transactions contemplated hereby or for the discharge of their duties, who are informed by the Agent or such Lender of the confidential nature of the Confidential Information, and who agree to be bound by the terms and conditions of this Agreement to the same extent as the Agent or such Lender and (ii) to any party hereto.

     (c) Each of the Agent and each Lender agrees that, without the Borrower's prior written consent, it shall not disclose to any person (except as otherwise expressly permitted herein) the fact that the Confidential Information has been made available or any of the terms, conditions or other facts with respect to the Confidential Information.

     (d) The provisions contained in this Section 8.08 shall be inoperative as to any portion of the Confidential Information that (i) is or becomes generally available to the public on a nonconfidential basis through no fault or action by the Agent, the Lead Arranger, any Lender or their respective Representatives, or
(ii) is or becomes available to the Agent, the Lead Arranger or any Lender on a nonconfidential basis from a source other than the Borrower, its Affiliates or Representatives or the Agent or the Lead Arranger or their Representatives, which source, to the best knowledge of the Agent, the Lead Arranger or any Lender, as may be appropriate, is not prohibited from disclosing such Confidential Information to the Agent, the Lead Arranger or such Lender by a contractual, legal or fiduciary obligation to the Borrower, the Agent, the Lead Arranger or any Lender.

     (e) The Agent and each Lender may disclose the Confidential Information at the request of any regulatory or supervisory authority having jurisdiction over it or to the extent necessary for purposes of enforcing this Agreement.

     (f) In the event that the Agent or any Lender becomes legally compelled to disclose any of the Confidential Information otherwise than as contemplated by
Section 8.08(e), the Agent or such Lender shall provide the Borrower with notice of such event promptly upon its obtaining knowledge thereof (provided that it is not otherwise prohibited by Law from giving such notice) so that the Borrower may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, the Agent or such Lender shall furnish only that portion of the Confidential Information that it is legally required to furnish and shall cooperate with the Borrower's counsel to enable the Borrower to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

     (g) In the event of any breach of this Section 8.08, the Borrower shall be entitled to equitable relief (including injunction and specific performance) in addition to all other remedies available to it at law or in equity.

     (h) Except as otherwise agreed between the Lead Arranger and the Borrower, none of the Agent or any Lender shall make a public announcement, advertisement, statement, or communication regarding the Borrower, its Affiliates or this Agreement or the transactions contemplated hereby without the prior written consent of the Borrower.

     (i) Any Designated Lender may disclose any Confidential
Information to any rating agency, commercial paper dealer or Liquidity Lender to such Designated Lender; provided, however, that each of such Persons is informed by the Designated Lender of the confidential nature of the Confidential Information and each such commercial paper dealer and Liquidity Lender agrees to be bound by the terms and conditions of this Section 8.08 to the same extent as the Designated Lender.

     (j) The obligations of the Agent and each Lender under this Section 8.08 shall survive the termination or expiration of this Agreement.

     SECTION 8.09. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 8.10. Execution in Counterparts.. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 8.11. Jurisdiction, Etc.. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court, New York County, United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

     (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     SECTION 8.12. No Bankruptcy Proceedings . Each of the Borrower, the Lenders and the Agent agrees that it will not institute against any Designated Lender or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Lender.

     SECTION 8.13. Waiver of Jury Trial. Each of the Borrower, the Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                    The  Borrower

                    SOUTHERN ENERGY NORTH AMERICA GENERATING, INC.



                    By:   /s/ J. William Holden, III
                    ----------------------------------

                    Name: J. William Holden, III

                    Title: Vice President




                    The  Lead Arranger

                    LEHMAN BROTHERS INC. as Lead Arranger




                    By:  /s/ William H. Gates
                    ---------------------------------

                    Name:  William H. Gates

                    Title: Managing Director




                    The  Agent

                    LEHMAN COMMERCIAL PAPER INC. as Agent




                    By:   /s/ William J. Gallagher
                    ----------------------------------

                    Name: William J. Gallagher

                    Title: Authorized Signatory




                    The  Initial Lender

                    LEHMAN COMMERCIAL PAPER INC.




                    By:  /s/ William J. Gallagher
                    ----------------------------------

                    Name: William J. Gallagher

                    Title: Authorized Signatory

                                   SCHEDULE I
                 SOUTHERN ENERGY NORTH AMERICA GENERATING, INC.
                           FACILITY C CREDIT AGREEMENT


                           APPLICABLE LENDING OFFICES


Name of Initial Lender     Commitment                Domestic Lending Office              Eurodollar Lending Office
-------------------------------------------------------------------------------------------------------------------

Lehman Commercial $50,000,000               3 World Financial Center             3 World Financial Center
Paper Inc.                                  200 Vesey Street                     200 Vesey Street
                                            New York, New York 10285             New York, New York 10285
                                            Attention: Michael O'Brien           Attention: Michael O'Brien
                                            Telephone: (212) 526-0437            Telephone: (212) 526-0437
                                            Facsimile: (212) 526-7691            Facsimile: (212) 526-7691


                                   SCHEDULE II
                 SOUTHERN ENERGY NORTH AMERICA GENERATING, INC.
                           FACILITY C CREDIT AGREEMENT


              TERMS OF SUBORDINATION OF AFFILIATE SUBORDINATED DEBT


     Terms defined in the Credit Agreements referred to below are used in these Terms of Subordination with their defined meanings except as otherwise defined herein.

     SECTION 1. "Affiliate Subordinated Debt" Defined. "Affiliate Subordinated Debt" means, for purposes of these Terms of Subordination (this "Agreement"), [describe the specific Affiliate Subordinated Debt that is being subordinated hereby--to include all amounts payable in connection therewith], which constitutes Debt of the Borrower originally issued to a Person that is an Affiliate of the Borrower, other than a Subsidiary of the Borrower, and which is subordinated on the terms set forth below. Debt of the Borrower payable to any entity that is formed by the Borrower or an Affiliate of the Borrower for the purpose of issuing securities in the public or capital markets, or in a private placement, shall not constitute "Affiliate Subordinated Debt" for all purposes hereof.

     SECTION 2. Agreement to Subordinate. The holder hereof (the "Subordinated Creditor") and the Borrower each agree that the Affiliate Subordinated Debt is and shall be subordinate, to the extent and in the manner hereinafter set forth, to the prior payment in full of all obligations of the Borrower now or hereafter existing under (a) the Facility A Credit Agreement, the Facility B Credit Agreement and the Facility C Credit Agreement, each dated as of August 31, 1999, as from time to time in effect (the "Credit Agreements"), among the Borrower, the financial institution(s) party thereto and Lehman Commercial Paper Inc., as Agent for such financial institution(s), and the Notes issued pursuant thereto and (b) such documents as may be listed on Schedule I hereto on the date hereof or from time to time added to said Schedule I by a writing signed by the Borrower and the Subordinated Creditor (such instruments and documents being referred to herein collectively as the "Senior Debt Documents", which phrase "Senior Debt Documents" shall not include any such instruments and/or documents as may be deleted from said Schedule I from time to time by a writing signed by the Borrower and the Subordinated Creditor, which deletion or deletions shall require the consent of no other Person or Persons except to the extent the Borrower has otherwise agreed in writing with, or for the benefit of, such other Person or Persons, whether for principal, interest (including without limitation, interest as provided in the Notes and in the Senior Debt Documents accruing after the filing of a petition initiating any proceeding referred to in
Section 3(a), whether or not such interest accrues after the filing of such petition for purposes of the Federal Bankruptcy code or is an allowed claim in such proceeding), fees, expenses or otherwise (such obligations of the Borrower under the Credit Agreements and the Senior Debt Documents being the "Obligations"). For the purposes of this Agreement, the Obligations shall not be deemed to have been paid in full until (i) with respect to the Lenders, the Termination Date under the Facility A Credit Agreement and the Maturity Date under the Facility B Credit Agreement and the Facility C Credit Agreement shall have occurred and (ii) with respect to each Senior Creditor (as defined below), the obligation under each of its respective Senior Debt Documents to extend credit, disburse funds or acquire a debt instrument shall have terminated and unless the Lenders and the creditors under the Senior Debt Documents (such creditors being referred to collectively herein as the "Senior Creditors") shall have received payment of their respective Obligations in full in cash. The Borrower and the Subordinated Creditor shall endorse on any instrument evidencing Affiliate Subordinated Debt a statement to the effect that it is subject to these terms of subordination.

     SECTION 3. Events of Subordination. (a) In the event of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of the Borrower or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding under any Federal or State bankruptcy or similar law or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Borrower or otherwise, the Lenders and the Senior Creditors shall be entitled to receive payment in full of their respective Obligations before the Subordinated Creditor is entitled to receive any payment of all or any of the Affiliate Subordinated Debt, and any payment or distribution of any kind (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to the Affiliate Subordinated Debt in any such case, proceeding, assignment or marshaling (including any payment that may be payable by reason of any other Debt of the Borrower being subordinated to payment of the Affiliate Subordinated
Debt) shall be paid or delivered directly to Lehman Commercial Paper Inc., as Agent under the Credit Agreements, for the account of the Lenders, and to the Senior Creditors or to a trustee or other agent for the Senior Creditors or for any group of the Senior Creditors (any such trustee or agent being referred to herein as a "Representative") which may be listed on Schedule I hereto, pro rata according to the principal amount of the Obligations then owed by the Borrower to each of the Lenders and the Senior Creditors, for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Obligations until the Obligations shall have been paid in full.

     (b) In the event  that (i) any  Default or Event of  Default  described  in
Section 6.01(a) of a Credit Agreement or any payment default by the Borrower under a Senior Debt Document shall have occurred and be continuing, (ii) any Event of Default or any "event of default" under a Senior Debt Document that would entitle the creditors under such Senior Debt Document to accelerate the maturity of indebtedness evidenced by such Senior Debt Document (a "Senior Event of Default") (other than as referred to in the preceding clause (i)) shall have occurred and be continuing or (iii) any judicial proceeding shall be pending with respect to any Event of Default or Senior Event of Default, then no payment (including any payment that may be payable by reason of any other Debt of the Borrower being subordinated to payment of the Affiliate Subordinated Debt) or distribution of any kind, whether in cash, property or securities, shall be made by or on behalf of the Borrower for or on account of any Affiliate Subordinated Debt, and the Subordinated Creditor shall not take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Affiliate Subordinated Debt until the Obligations shall have been paid in full.

     (c) Until the Termination Date under the Facility A Credit Agreement or the Maturity Date under the Facility B Credit Agreement and the Facility C Credit Agreement shall have occurred and the Obligations thereunder then owed by the Borrower to the Lenders shall have been paid in full in cash, no payment (including any payment that may be payable by reason of any other Debt of the Borrower being subordinated to the payment of the Affiliate Subordinated Debt) or distribution of any kind, whether in cash, property or securities, shall be made by or on behalf of the Borrower for or on account of any Affiliate Subordinated Debt, and the Subordinated Creditor shall not take or receive from the Borrower, directly or indirectly, in cash, property or securities or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Affiliate Subordinated Debt at any time unless at the end of the fiscal quarter (including the fourth fiscal quarter) of the Borrower for which financial statements have been delivered to the Agent by the Borrower pursuant to Section 5.02(c) or (d) of the Credit Agreements most recently preceding the date on which the Borrower takes such action, the ratio of Cash Available for Corporate Debt Service to Corporate Interest was at least 2.25:1.00 (if at the time such action is to be taken the Borrower is not rated Investment Grade) or 2.00:1.00 (if at such time the Borrower is rated Investment Grade), calculated for the period comprised of the four fiscal quarters ending on the date of such financial statements (or, if at such time less than four fiscal quarters have ended since the date of signing the Credit Agreement, calculated for the immediately preceding fiscal quarters commencing with the fiscal quarter ending September 30, 1999) and with effect from the date of delivery of such financial statements.

     SECTION 4. In Furtherance of Subordination. The Subordinated Creditor agrees as follows:

     (a) If any proceeding referred to in Section 3(a) above is commenced by or against the Borrower,

                    (i) Lehman Commercial Paper Inc., as Agent for the Lenders, and the Senior Creditors, acting directly or through one or more Representatives, are hereby irrevocably authorized and empowered (in their own names or in the name of the Subordinated Creditor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in Section 3(a) to which they are entitled thereunder and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Affiliate Subordinated


                         Debt pro rata according to the principal amount of the Obligations then owed by the Borrower to each of the Lenders and the Senior Creditors or enforcing any security interest or other lien securing payment of the

                         Affiliate Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Agent, the Lenders, the Representatives and the Senior Creditors hereunder; and

                    (ii) the Subordinated  Creditor shall duly and promptly take such reasonable action as Lehman Commercial Paper Inc., as Agent for the Lenders, and the Senior Creditors or their Representatives may request (A) to permit Lehman Commercial Paper Inc., as Agent for the Lenders, and the Senior Creditors or their Representatives to collect the Subordinated Debt for the account of the Lenders and the Senior Creditors and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to Lehman Commercial Paper Inc., as Agent for the Lenders, and to the Senior Creditors or their Representatives such documents as Lehman Commercial Paper Inc., as Agent for the Lenders, and the Senior Creditors or the
                         Representatives may reasonably request in order to enable Lehman Commercial Paper Inc., as Agent for the Lenders, and the Senior Creditors or their Representatives to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Debt, and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Debt, which payments and distributions shall be distributed pro rata according to the principal amount of the Obligations then owed by the Borrower to each of the Lenders and the Senior Creditors.

     (b) All payments or distributions upon or with respect to the Affiliate Subordinated Debt which are received by the Subordinated Creditor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Lenders and the Senior Creditors pro rata according to the principal amount of the Obligations then owed by the Borrower to each of the Lenders and the Senior Creditors, shall be segregated from other funds and property held by the Subordinated Creditor and shall be forthwith paid over to Lehman Commercial Paper Inc., as Agent for the Lenders, for the account of the Lenders, and to the Senior Creditors or their Representatives pro rata according to the principal amount of the Obligations then owed by the Borrower to each of the Lenders and the Senior Creditors, in the same form as so received (with any necessary indorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Obligations in accordance with the terms of the Credit Agreements and the Senior Debt Documents. Any portion of a payment or distribution received by a Lender or Senior Creditor (or by the Agent or a Representative) which is in excess of its pro rata portion of such payment or distribution shall be held in trust by such Lender or Senior Creditor (or Agent or Representative) for the benefit of the other Lenders and Senior Creditors to be paid promptly to the other Lenders and Senior Creditors (or to the Agent and the Representatives on behalf of such Lenders and Senior Creditors) pro rata according to the principal amount of the Obligations then owed by the Borrower to each of such Lenders and Senior Creditors.

     (c) Lehman Commercial Paper Inc., as Agent for the Lenders, and the Senior Creditors or their Representatives are hereby authorized to seek specific performance of this Agreement, whether or not the Borrower shall have complied with any of the provisions hereof applicable to it, at any time when the Subordinated Creditor shall have failed to comply with any of the provisions of this Agreement applicable to it.

     SECTION 5. No Commencement of Any Proceeding. The Subordinated Creditor agrees that, so long as the Obligations shall not have been paid in full in cash, the Subordinated Creditor will not sue for payment of all or any of the Affiliate Subordinated Debt, or commence, or join with any creditor other than the Lenders, Lehman Commercial Paper Inc., as Agent for the Lenders, the Senior Creditors and their Representatives, in commencing any proceeding referred to in
Section 3(a); provided, however, that the foregoing provisions shall not prevent the Subordinated Creditor from commencing and prosecuting to judgment any action necessary to enforce such Affiliate Subordinated Debt during the period commencing one year prior to the expiration of the limitation period governing such Affiliate Subordinated Debt under any applicable statute of limitations.

     SECTION 6. Rights of Subrogation. The Subordinated Creditor agrees that no payment or distribution to Lehman Commercial Paper Inc., as Agent for the Lenders, the Lenders, the Senior Creditors or their Representatives pursuant to the provisions of this Agreement shall entitle the Subordinated Creditor to exercise any right of subrogation in respect thereof until the Obligations shall have been paid in full. From and after the payment in full of the Obligations, the Subordinated Creditor shall be subrogated to all rights of the Agent, the Lenders, the Senior Creditors and the Representatives to receive any further payments or distributions applicable to the Obligations until the Affiliate Subordinated Debt shall have been paid in full, in addition to all other rights of subrogation that the Subordinated Creditor may have. For purposes of any such subrogation, no payments or distributions on the Obligations pursuant to this Agreement shall, as between the Borrower, its creditors other than the Lenders and the Senior Creditors, and the Subordinated Creditor, be deemed to be a payment by the Borrower to or on account of the Obligations, and no payments or distributions to the Subordinated Creditor of assets by virtue of the subrogation herein provided for shall, as between the Borrower, its creditors other than the Lenders and the Senior Creditors, and the Subordinated Creditor, be deemed to be a payment to or on account of the Affiliate Subordinated Debt. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Subordinated Creditor, on the one hand, and the Lenders, the Agent for the benefit of the Lenders, the Senior Creditors and the Representatives, on the other hand, and nothing contained in this Agreement is intended to or shall impair the obligation of the Borrower, which is unconditional and absolute, to pay the principal of (and premium, if any) and interest on the Affiliate Subordinated Debt as and when the same shall become due and payable in accordance with its terms, or, except as provided in Section 10 below, to affect the relative rights of the Subordinated Creditor and the creditors of the Borrower other than the Lenders and the Senior Creditors, nor shall anything herein prevent the Subordinated Creditor from exercising all remedies otherwise permitted by applicable law upon default under the Affiliate Subordinated Debt, subject to the rights, if any, under this Agreement, of the Lenders, the Agent, for the benefit of the Lenders, the Senior Creditors and the Representatives in respect of cash, property or securities of the Borrower otherwise payable or delivered to the Subordinated Creditor upon the exercise of any such remedy.

     SECTION 7. Agreements in Respect of Affiliate Subordinated Debt. The Subordinated Creditor will not sell, assign, pledge, encumber or otherwise dispose of any of the Affiliate Subordinated Debt unless such sale, assignment, pledge, encumbrance or disposition (i) is to a person or entity other than the Borrower and (ii) is made expressly subject to this Agreement.

     SECTION 8. Obligations Hereunder Not Affected. All rights and interest of Lehman Commercial Paper Inc., as Agent for the Lenders, the Lenders, the Senior Creditors and the Representatives hereunder, and all agreements and obligations of the Subordinated Creditor and the Borrower under this Agreement, shall remain in full force and effect irrespective of:

                    (i) any lack of validity or enforceability of a Credit Agreement, a Note, a Senior Debt Document or any other agreement or instrument relating thereto;

                    (ii) any change in the time,  manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from a Credit Agreement, a Note or a Senior Debt Document, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Borrower or otherwise;

                    (iii)any taking, exchange,  release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations;

                    (iv) any manner of application  of  collateral,  or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Borrower or any of its Subsidiaries;

                    (v)  any  change,   restructuring   or  termination  of  the
                         corporate structure or existence of the Borrower; or

                    (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or a subordinated creditor.

     This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by Lehman Commercial Paper Inc., as Agent for the Lenders, any Lender, any Senior Creditor or any Representative upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

     SECTION 9. Waiver. The Subordinated Creditor and the Borrower each hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Agreement and any requirement that Lehman Commercial Paper Inc., as Agent for the Lenders, any Lender, any Senior Creditor or any Representative protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other person or entity or any collateral.

     SECTION 10. Extension of Subordination. The Borrower and the Subordinated Creditor shall not subordinate the Affiliate Subordinated Debt for the benefit of any one or more other creditors of the Borrower, now or hereafter existing, upon any terms other than those set forth in this Agreement. The Borrower and the Subordinated Creditor shall have the right to subordinate the Affiliate Subordinated Debt for the benefit of any one or more other creditors of the Borrower, now or hereafter existing, upon the same terms as are set forth in this Agreement.

                                   SCHEDULE I
                              Senior Debt Documents




Title and Date                  Party(ies)               Representative

                                    EXHIBIT A
                 SOUTHERN ENERGY NORTH AMERICA GENERATING, INC.
                           FACILITY C CREDIT AGREEMENT


                                  FORM OF NOTE

                                 PROMISSORY NOTE


     U.S.$_______________       Dated: _______________, _____

     FOR VALUE RECEIVED, the undersigned, SOUTHERN ENERGY NORTH AMERICA GENERATING, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to _________________________ (the "Lender") for the account of its Applicable Lending Office on the Maturity Date (as defined in the Facility C Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the Advances made by the Lender to the Borrower pursuant to the Facility C Credit Agreement dated as of August 31, 1999 among the Borrower, the Lender and certain other financial institutions parties thereto, LEHMAN BROTHERS INC., as Lead Arranger, and LEHMAN COMMERCIAL PAPER INC., as Agent for the Lender and such other financial institutions (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) outstanding on the Maturity Date.

     The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America to Lehman Commercial Paper Inc., as Agent, at Bankers Trust Company, 130 Liberty Street, New York, New York 10006, in same day funds. Each Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

     This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things,
(i) provides for the making of Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the debt of the Borrower resulting from each such Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                    SOUTHERN ENERGY NORTH AMERICA GENERATING, INC.

                    By

                    -------------------------

                    Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL



------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                                    Amount of
         Date                  Amount of           Principal Paid        Unpaid Principal           Notation
                                Advance              or Prepaid               Balance                Made By
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

------------------------ ---------------------- ---------------------- ---------------------- ----------------------


                                    EXHIBIT B
                 SOUTHERN ENERGY NORTH AMERICA GENERATING, INC.
                           FACILITY C CREDIT AGREEMENT

                           FORM OF NOTICE OF BORROWING

     Lehman Commercial Paper Inc., as Agent

     for the Lenders parties

     to the Credit Agreement

     referred to below

     3 World Financial Center

     200 Vesey Street

     New York, New York 10285

     [Date]

     Attention: Michael O'Brien

     Ladies and Gentlemen:

     The undersigned, SOUTHERN ENERGY NORTH AMERICA GENERATING, INC., refers to the Facility C Credit Agreement, dated as of August 31, 1999 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain financial institutions parties thereto, LEHMAN BROTHERS INC., as Lead Arranger, and LEHMAN COMMERCIAL PAPER INC., as Agent for said financial institutions, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit
Agreement:

                    (i)  The  Business   Day  of  the   Proposed   Borrowing  is
                         _______________, ____.

                    (ii) The Type of Advances  comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

                    (iii)The  aggregate  amount  of the  Proposed  Borrowing  is
                         $_______________.

                    [(iv)The initial  Interest  Period for each  Eurodollar Rate
                         Advance made as part of the Proposed Borrowing is __________ month[s].]

     The undersigned hereby certifies that on the date hereof and on the date of the Proposed Borrowing the representations and warranties contained in Section
4.01 of the Credit Agreement (except those contained in Sections 4.01(i) and (o)) and in Section 6 of the Parent Support Agreement (other than that contained in Section 6(h) thereof) will be correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date.

                    Very truly yours,

                    SOUTHERN ENERGY NORTH AMERICA GENERATING, INC.

                    By:

                    -------------------------

                    Title:

                                  EXHIBIT C-1-A
                 SOUTHERN ENERGY NORTH AMERICA GENERATING, INC.
                           FACILITY C CREDIT AGREEMENT


                        FORM OF ASSIGNMENT AND ACCEPTANCE
                          (Not for General Syndication)


     Reference is made to the Facility C Credit Agreement dated as of August 31, 1999 (as amended or modified from time to time, the "Credit Agreement") among SOUTHERN ENERGY NORTH AMERICA GENERATING, INC., a Delaware corporation (the "Borrower"), certain financial institutions parties thereto, LEHMAN BROTHERS INC., as lead arranger, and LEHMAN COMMERCIAL PAPER INC., as administrative agent for said financial institutions (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

     The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by the Assignor and requests that the Agent exchange such Note for a new Note payable to the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Notes payable to the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on
Schedule 1 hereto.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.01(i) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee or that it is an entity that has been approved by the Borrower and the Agent under Section 8.07(a) of the Credit Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto;
(v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.13 of the Credit Agreement and Section 5 of the Parent Support Agreement.

     4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1 hereto.

     5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations (other than under Sections 2.13(f), 8.07(g) and 8.08) under the Credit Agreement.

     6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

     8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1
                                       to
                            Assignment and Acceptance



     Percentage interest assigned:                                 _______________%

     Assignee's Commitment:                                       $_______________

     Aggregate outstanding principal amount of Advances assigned: $_______________

     Principal amount of Note payable to Assignee:                $_______________

     Principal amount of Note payable to Assignor:                $_______________

     Effective Date*: _______________, _____


                    [NAME OF ASSIGNOR], as Assignor


                    By:

                    -------------------------

                    Title:

                    Dated: _______________, ____


                    [NAME OF ASSIGNEE], as Assignee


                    By:

                    -------------------------

                    Title:


                    Domestic Lending Office: [Address]


                    Eurodollar Lending Office: [Address]


                    Address for Notices:

                    Accepted this __________ day of _______________, ____

                    LEHMAN COMMERCIAL PAPER INC., as Agent

                    By_____________________

                    Title:

                    **Agreed this ___ day of _______________,____

                    SOUTHERN ENERGY NORTH AMERICA GENERATING, INC.

                    By_____________________

                    Title

                                  EXHIBIT C-1-B
                 SOUTHERN ENERGY NORTH AMERICA GENERATING, INC.
                           FACILITY C CREDIT AGREEMENT


                           FACILITY C CREDIT AGREEMENT

                        MASTER ASSIGNMENT AND ACCEPTANCE
                            (For General Syndication)

                           Dated as of October , 1999




     Reference is made to the Facility C Credit Agreement dated as of August 31, 1999 (as amended or modified from time to time, the "Credit Agreement") among SOUTHERN ENERGY NORTH AMERICA GENERATING, INC., a Delaware corporation (the "Borrower"), the financial institution party thereto, Lehman Brothers Inc., as lead arranger, and LEHMAN COMMERCIAL PAPER INC., as administrative agent for said financial institution (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

     The "Assignor" and the "Assignees" listed on the signature pages hereof agree as follows:

     1. The Assignor hereby sells and assigns to each Assignee, and each Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement equal to the Percentage Interest Assigned specified on Schedule 1 hereto opposite the name of such Assignee. After giving effect to all sales and assignments effected hereby, the Assignor's and each Assignee's Commitment and the amount of the Note payable to the Assignor and each Assignee will be as set forth on Schedule 1 hereto.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

     3. The Assignor has delivered the Note held by it to the Agent and requests that the Agent deliver it to the Borrower in exchange for new Notes payable to the Assignor and the Assignees in the amounts specified on Schedule 1 hereto. The Agent agrees to do so and the Borrower agrees to execute and deliver to the Agent on the Effective Date referred to below such new Notes in exchange for the Note delivered to the Agent by the Assignor.

     4. Each Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.01(i) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee or that it is an entity that has been approved by the Borrower and the Agent under Section 8.07(a) of the Credit Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto;
(v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.13 of the Credit Agreement and Section 5 of the Parent Support Agreement.

     5. As of the Effective Date (i) each Assignee shall be a party to the Credit Agreement and, to the extent provided in this Master Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Master Assignment and Acceptance, relinquish its rights and be released from its obligations (other than under Sections 2.13(f), 8.07(g) and 8.08) under the Credit Agreement.

     6. From and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interests assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignees. The Assignor and the Assignees shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

     7. This Master Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

     8. This Master Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of a signature page hereof by telecopier shall be effective as delivery of a manually executed signature page hereof.

     9. This Master Assignment and Acceptance shall be effective as of October , 1999 (the "Effective Date").

     IN WITNESS WHEREOF, the Assignor and the Assignees have caused this Master Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified above.

                    The  Assignor

                    LEHMAN COMMERCIAL PAPER INC.


                    By:

                    --------------------------

                    Title:

                    The  Assignees

                    [NAME]


                    By:

                    ---------------------------

                    Title:

                    [Add "Designating   Lender"  and  "Designated   Lender",  as
                         appropriate]

                    [NAME]


                    By:

                    ---------------------------

                    Title:

                    [Add "Designating   Lender"  and  "Designated   Lender",  as
                         appropriate]

                               ACCEPTED AND AGREED

                 SOUTHERN ENERGY NORTH AMERICA GENERATING, INC.



                    By:

                    Title:

                    LEHMAN COMMERCIAL PAPER INC., as Agent

                    By:

                    Title:

                                   Schedule 1
                                       to
                        Master Assignment and Acceptance



                                    Percentage          Post-Sale          Domestic        Eurodollar
                                    Interest            Commitment         Lending         Lending
                                    Assignedand Note    Office Office




Name of Assignor

Lehman Commercial Paper Inc.            N/A             $                 N/A             N/A
                                                        ----------


Name of Assignee

[NAME]                                  %               $                 $               $
                                     --                 ----------        ------------    ------------

[NAME]                                  %               $                 $               $
                                     --                 ----------        ------------    ------------


                                   EXHIBIT C-2
                 SOUTHERN ENERGY NORTH AMERICA GENERATING, INC.
                           FACILITY C CREDIT AGREEMENT

                            CONFIDENTIALITY AGREEMENT

     Memorandum To: Proposed Assignee or Participant

     From: Lender

     Date: [___________]

     Subject: $1,450,000,000 Senior Credit Facilities for Southern Energy North America Generating, Inc.

     In connection with your possible interest in becoming a Lender or participant in the $1,450,000,000 Senior Credit Facilities (the "Facilities") for Southern Energy North America Generating, Inc. ("Southern Energy" or the "Company"), you will receive certain information which is non-public,
confidential  or  proprietary  in  nature.   That   information  and  any  other
information concerning the Company and its affiliates or the Facilities furnished to you by the Company and its affiliates, Lehman Brothers Inc. (the "Lead Arranger"), Lehman Commercial Paper Inc., as administrative agent (the "Agent") or any Lender in connection with the Facilities (at any time on, before or after the date of this Confidentiality Agreement (the "Agreement")), together with analyses, compilations or other materials prepared by you or your directors, officers, employees, agents, auditors, attorneys, consultants or advisors (collectively, "Representatives") which contain or otherwise reflect such information or your review of or interest in the Facilities is hereinafter referred to as the "Information". In consideration of your receipt of the Information, you agree that:

     1. You will not, without the prior written consent of the Company, use, either directly or indirectly, any of the Information except in concert with the Company or in connection with the Facilities.

     2. You agree to reveal the Information only to your Representatives who need to know the Information for the purpose of evaluating the Facilities, who are informed by you of the confidential nature of the Information, and who agree to be bound by the terms and conditions of this Agreement. You agree to be responsible for any breach of this Agreement by any of your Representatives.

     3. Without the Company's prior written consent, you shall not disclose to any person (except as otherwise expressly permitted herein) the fact that the Information has been made available, or any of the terms, conditions or other facts with respect to the Facilities.

     4. This Agreement shall be inoperative as to any portion of the Information that (i) is or becomes generally available to the public on a nonconfidential basis through no fault or action by you or your Representatives, or (ii) is or becomes available to you on a nonconfidential basis from a source other than the Company or its affiliates, the Lead Arranger, the Agent or any Lender or their Representatives, which source, to the best of your knowledge, is not prohibited from disclosing such Information to you by a contractual, legal or fiduciary obligation to the Company, the Lead Arranger, the Agent or any Lender.

     5. You may disclose the Information at the request of any regulatory or supervisory authority having jurisdiction over you.

     6. In the event that you become legally compelled to disclose any of the Information or the existence of the Facilities, you shall provide the Company with notice of such event promptly upon your obtaining knowledge thereof (provided that you are not otherwise prohibited by law from giving such notice) so that the Company may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, you shall furnish only that portion of the Information that is legally required and shall cooperate with the Company's counsel to enable either the Company to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Information.

     7. In the event that discussions with you concerning the Facilities are discontinued, you shall redeliver to the Company the copies of the Information that were furnished to you by or on behalf of the Company and represent to the Company that you have destroyed all other copies thereof. All of your obligations hereunder and all of the Company's rights and remedies hereunder shall survive any return or destruction of the Information.

     8. You acknowledge that disclosure of the Information in violation of the terms of this Agreement could have serious consequences, and agree that, in the event of any breach by you or your Representatives of this Agreement, the Company may be entitled to equitable relief (including injunction and specific performance) in addition to all other remedies available to it at law or in equity.

     9. You will not make any public announcement, advertisement, statement or communication regarding the Company, its affiliates or the Facilities without the prior written consent of the Company.

     10. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by and under the laws of the State of New York.

     11. All provisions of this Agreement are severable, and the unenforceability or invalidity of any of the provisions of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement.

     12. No waiver of any provision of this Agreement, or of a breach hereof, shall be effective unless it is in writing, signed by the party waiving the provision, or the breach hereof. No waiver of a breach of this Agreement (whether express or implied) shall constitute a waiver of a subsequent breach hereof.

     13. The Company is a party to and an intended beneficiary of this Agreement.

     If you are prepared to accept the Information on this basis, please sign and return this Confidentiality Agreement to us at ________ and to the Company c/o Delaware Corporate Management Services, Inc, 1403 Foulk Road, Suite 102, Wilmington, Delaware 19803, Attention: William R. Bechstein, with a copy to 900 Ashwood Parkway, Suite 500, Atlanta, Georgia 30338-4780, Attention: Treasurer.

     By: ________________________________________________

     Name: ______________________________________________

     Title: _____________________________________________

     Institution: _______________________________________

                                    EXHIBIT D
                 SOUTHERN ENERGY NORTH AMERICA GENERATING, INC.
                           FACILITY C CREDIT AGREEMENT


                        FORM OF PARENT SUPPORT AGREEMENT


     PARENT SUPPORT AGREEMENT dated as of _______________, 1999 between SOUTHERN ENERGY, INC., a Delaware corporation ("SEI"), and LEHMAN COMMERCIAL PAPER INC. ("LCPI"), as administrative agent for the Lenders --- (as defined in the Credit Agreements referred to below).

     PRELIMINARY STATEMENT. Southern Energy North America, Inc., a Delaware corporation (the "Borrower") and a wholly owned subsidiary of SEI, is party to a Facility A Credit Agreement, a Facility B Credit Agreement and a Facility C Credit Agreement, each dated as of August 31, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreements"; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) with certain Lenders and Lehman Commercial Paper, Inc., as Agent for the Lenders. It is a condition precedent to the effectiveness of Section 2.01 of each Credit Agreement that SEI have executed and delivered this Agreement.

     NOW, THEREFORE, in consideration of the premises, SEI and LCPI, as Agent, hereby agrees as follows:

     Section 1. Guaranty. SEI hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due and payable of all obligations of the Borrower in respect of interest accrued on the Advances through December 31, 2002 up to a maximum of $50,000,000 (such obligations of the Borrower being the "Guaranteed Obligations"). Without limiting the generality of the foregoing, SEI's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to a Lender but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

     Section 2. Guaranty Absolute. SEI guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Agreements, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender with respect thereto. The obligations of SEI under or in respect of this Agreement are independent of the Guaranteed Obligations and a separate action or actions may be brought and prosecuted against SEI to enforce this Agreement, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions. The liability of SEI under this Agreement shall be irrevocable, absolute and unconditional irrespective of, and hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

     (a) any lack of validity or enforceability of any Credit Agreement or any agreement or instrument relating thereto;

     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Credit Agreement or any agreement or instrument relating thereto;

     (c) any change, restructuring or termination of the corporate structure or existence of the Borrower; or

     (d) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Borrower that might otherwise constitute a defense available to, or a discharge of, SEI.

     This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made. This Agreement shall not confer upon the Agent and the Lenders or any other Person any right of payment or enforcement with respect to the Borrower under the Credit Agreements and the Notes that is in any manner broader or more expansive than such Person's rights of payment and enforcement, if any, with respect to the Borrower under the Credit Agreements and the Notes.

     Section 3. Waivers and Acknowledgments. (a) SEI hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Agreement and any requirement that any Lender exhaust any right or take any action against the Borrower or any other Person.

     (b) SEI hereby unconditionally and irrevocably waives any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

     (c) SEI hereby unconditionally and irrevocably waives any duty on the part of any Lender or the Agent to disclose to SEI any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any of its Subsidiaries now or hereafter known by such Lender or the Agent.

     (d) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Credit Agreements and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

     Section 4. Subrogation. SEI hereby unconditionally and irrevocably agrees not to exercise any rights of subrogation, reimbursement, exoneration, contribution or indemnification that it may now have or hereafter acquire against the Borrower that arise from the payment, performance or enforcement of SEI's obligations under or in respect of this Agreement, and any right to participate in any claim or remedy of any Lender against the Borrower, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until (a) all of the Guaranteed Obligations and all other amounts payable under this Agreement shall have been paid in full in cash and
(b) either (i) the Commitments shall have been terminated and all Advances and interest thereon shall have been paid in full in cash or (ii) December 31, 2002 shall have passed. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence, such amount shall be received and held in trust for the benefit of the Lenders, shall be segregated from other property and funds of SEI and shall forthwith be paid or delivered to the Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations in accordance with the terms of the Credit Agreements and all other amounts payable under this Agreement, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Agreement thereafter arising. If (w) SEI shall make payment to any Lender of all or any part of the Guaranteed Obligations, (x) all of the Guaranteed Obligations and all other amounts payable under this Agreement shall have been paid in full in cash and (y) either (i) the Commitments shall have been terminated and all Advances and interest thereon shall have been paid in full in cash or (ii) December 31, 2002 shall have passed, the Lenders will, at SEI's request and expense, execute and deliver to SEI appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to SEI of an interest in the Guaranteed Obligations resulting from such payment made by SEI pursuant to this Agreement.

     Section 5. Taxes. (a) Any and all payments by SEI hereunder shall be made, in accordance with the Credit Agreements, without deduction for any Taxes or Other Taxes (each as defined below).

     "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings with respect to any payment by SEI pursuant to this Agreement, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the Agent, taxes imposed on its income, net worth or gross receipts and franchise or similar taxes imposed on it by a jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or in which its principal executive office is located or any political subdivision thereof or in which its Applicable Lending Office is located or any political subdivision thereof and (ii) in the case of each Lender, any United States withholding tax imposed on such payments except to the extent that such Lender is subject to United States withholding tax by reason of a U.S. Tax Law Change.

     "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or from the execution or delivery of, or otherwise with respect to, this Agreement.

     "U.S. Tax Law Change" means with respect to any Lender the occurrence (x) in the case of the Initial Lender, after the date of the Credit Agreements and
(y) in the case of any other Lender, after the date such Lender shall have become a party to a Credit Agreement by executing and delivering an Assignment and Acceptance, of the adoption of any applicable United States federal law or regulation relating to taxation, or any change therein or in the official interpretation thereof, or the entry into force, modification or revocation of any income tax convention or treaty to which the United States is a party.

     If SEI shall be required by Law to deduct any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) SEI shall make such deductions, (iii) SEI shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) SEI shall furnish to the Agent, at its address referred to in Section 8.02 of the Credit Agreements, the original or a certified copy of a receipt evidencing payment thereof.

     (b) SEI agrees to indemnify each Lender and the Agent for the full amount of actual and documented Taxes or Other Taxes (including, without limitation, taxes of any kind imposed by any jurisdiction on amounts payable under this
Section 5) paid by such Lender as the result of any U.S. Tax Law Change and any actual and documented liability (including penalties, interest and expenses) arising therefrom or with respect thereto paid by such Lender, but excluding, however, any Taxes or Other Taxes so paid by such Lender more than 120 days prior to demand being made to SEI by such Lender or the Agent for indemnification. The payment of such indemnity shall be made within 30 days from the date such Lender or the Agent makes written demand therefor complying with
Section 8.04(d) of the Credit Agreements.

     (c) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of the Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of any other Lender, and from time to time thereafter as requested in writing by SEI or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide each of the Agent and SEI with two completed and duly executed original Internal Revenue Service forms 1001, 4224 or W-8BEN, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, or other documentation reasonably requested by SEI or the Agent, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form. If any form or document referred to in this
Section 5(c) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001, 4224 or W-8BEN, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to SEI and shall not be obligated to include in such form or document such confidential information.

     (d) For any period with respect to which a Lender has failed to provide SEI with the appropriate form or document (or information required by such form or document) described in Section 5(c) (other than if such failure is due to a U.S. Tax Law Change), such Lender shall not be entitled to payments without deduction and indemnification under Section 5(a) or (b) with respect to any Taxes or Other Taxes which would not have been payable had such form or document (or information required thereby) been so provided; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form or document (or information required thereby), required hereunder, SEI shall take such reasonable steps as the Lender shall request to assist the Lender to recover such Taxes (it being understood, however, that SEI shall have no liability to such Lender in respect of such Taxes).

     (e) If SEI is required to indemnify or pay additional amounts to or for the account of any Lender pursuant to this Section 5, then such Lender will take such action (including changing the jurisdiction of its Applicable Lending Office) as in the reasonable judgment of such Lender (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise commercially unreasonable.

     (f) Each Lender and the Agent shall use its reasonable efforts to obtain in a timely fashion any refund, deduction or credit of any Taxes and Other Taxes paid or reimbursed by SEI pursuant to this Section 5. If any Lender or the Agent receives a benefit in the nature of a refund, deduction or credit (including a refund in the form of a deduction from or credit against taxes that are otherwise payable by the Lender or the Agent) of any Taxes or Other Taxes with respect to which SEI has made a payment under Section 5(a) or (b), such Lender or the Agent agrees to reimburse SEI to the extent of the benefit of such refund, deduction or credit promptly after such Lender or the Agent reasonably determines that such refund deduction or credit has become final; provided, however, that nothing contained in this Section 5(f) shall require any Lender or the Agent to make available its tax returns (or any other information relating to its taxes which it deems to be confidential) or to attempt to obtain any such refund, deduction or credit, which attempt would be inconsistent with any reporting position otherwise taken by such Lender or the Agent on its applicable tax returns.

     Section 6. Representations and Warranties. SEI hereby represents and warrants as follows:


     (a) Organization. SEI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (b) Power and Authority. SEI has the corporate power to execute, deliver and perform its obligations under this Agreement and to take all action necessary to consummate the transactions contemplated by this Agreement.

     (c) Due Authorization. The execution, delivery and performance by SEI of this Agreement have been duly authorized by all necessary corporate action and do not (i) contravene its certificate of incorporation or bylaws or (ii) conflict with or contravene any Law to which it is subject which has had or would reasonably be expected to have a Material Adverse Effect.

     (d) Governmental Approval. No authorization or approval or other action by, and no notice to or filing with, any governmental authority is required for the due execution, delivery and performance by SEI of this Agreement, except for those which have been duly obtained or made and are in full force and effect.

     (e) Binding and Enforceable. This Agreement constitutes the legal, valid and binding obligation of SEI enforceable against SEI in accordance with its terms, subject to laws affecting the enforcement of creditors' rights generally and to general principles of equity.

     (f) No Violation. The execution, delivery and performance by SEI of this Agreement do not violate, in a manner which has had or would reasonably be expected to have a Material Adverse Effect, any agreement binding on it.

     (g) Litigation. No litigation, arbitration or administrative proceeding is currently pending or, to SEI's knowledge, threatened against it (i) to restrain the entry by SEI into, the enforcement of, or the exercise of, any rights by the Lenders under, or the performance or compliance by SEI with any obligations under, this Agreement, or (ii) which has had or would reasonably be expected to have a Material Adverse Effect.

     (h) Financial Condition. The consolidated balance sheet of SEI as at December 31, 1998 and the related consolidated statements of income, retained earnings and cash flow, previously furnished to the Lenders, present fairly the consolidated financial condition of SEI as at said date and the consolidated results of its operations for the year then ended in accordance with GAAP.

     (i) Material Adverse Change. There has been no change in the business, condition (financial or otherwise) or results of operations of SEI since December 31, 1998 which has had or would reasonably be expected to have a Material Adverse Effect.

     (j) Taxes. With respect to SEI and its Subsidiaries, there has been no matter with respect to the payment of taxes which has had or would reasonably be expected to have a Material Adverse Effect.

     (k) Environmental Matters. With respect to SEI and its Subsidiaries, there has been no matter with respect to environmental compliance which has had or would reasonably be expected to have a Material Adverse Effect.

     (l) Year 2000. The cost to SEI and its Subsidiaries of reprogramming required to permit the proper functioning, in and following the year 2000, of
(i) the Borrower's and its Subsidiaries' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others) and the testing of all such systems and equipment, as so reprogrammed, and of the reasonably foreseeable consequences of year 2000 to SEI and its Subsidiaries would not reasonably be expected to have a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of SEI and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit SEI and its Subsidiaries to conduct their business without Material Adverse Effect.

     Section 7. Entire Agreement; Amendments, Etc. This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings with respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any terms, conditions and provisions of any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail. No amendment or waiver of any provision of this Agreement and no consent to any departure by any party therefrom shall in any event be effective as to the Lenders under a Credit Agreement unless the same shall be in writing and signed by SEI and the Agent with the consent of the Required Lenders under such Credit Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Agent with the consent of all of the Lenders under a Credit Agreement (a) reduce or limit the obligations of SEI hereunder, release SEI hereunder or otherwise limit SEI's liability with respect to the Guaranteed Obligations, in each case as to or arising under such Credit Agreement, (b) postpone any date fixed for payment hereunder in respect of Guaranteed Obligations arising under such Credit Agreement or (c) change the number of Lenders under such Credit Agreement or the percentage of the Commitments under such Credit Agreement that, in each case, shall be required for the such Lenders or any of them to take any action hereunder.

     Section 8. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied, or delivered, if to SEI, at its address at 900 Ashwood Parkway, Suite 500, Atlanta, Georgia 30338-4780, Attention: Treasurer, and with a copy to Manager, Loan Administration, facsimile: 770-821-6981; if to the Agent, at its address at 3 World Financial Center, 200 Vesey Street, New York, New York 10285, Attention: Michael O'Brien, telephone: (212) 526-0437, facsimile: (212) 526-7691; if to any Lender under a Credit Agreement, at its address for notices under such Credit Agreement; and if to SEI or the Agent, at such other address as shall be designated by such party in a written notice to such other party. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the mails or telecopied, respectively. Delivery by telecopier of an executed counterpart hereof or of any amendment or waiver of any provision of this Agreement shall be effective as delivery of a manually executed counterpart thereof.

     Section 9. No Waiver; Remedies. No failure on the part of any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 10. Continuing Guaranty; Assignments under the Credit Agreements. This Agreement is a continuing guaranty and shall (a) remain in full force and effect until (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Agreement and (ii) either (x) the termination of the Commitments and the payment in full in cash of all Advances and interest thereon or (y) the passing of December 31, 2002 and (b) be binding upon and inure to the benefit of SEI and the Lenders and their respective successors and assigns. Without limiting the generality of clause (b) of the immediately preceding sentence, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under a Credit Agreement in accordance therewith (including, without limitation, all or any portion of its Commitments thereunder, the Advances thereunder owing to it and the Note or Notes thereunder held by it) to another Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as and to the extent provided in
Section 8.07 of such Credit Agreement. SEI shall not have the right to assign its rights hereunder or any interest herein in respect of a Credit Agreement without the prior written consent of the Required Lenders thereunder.

     Section 11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     Section 12. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

     Section  13.  Jurisdiction,  Etc.  (a) Each of the  parties  hereto  hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court, New York County, United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

     (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     Section 14. No Recourse to Affiliates. Any obligations created herein shall be the sole obligations of SEI, unless and to the extent that such obligations are assigned or delegated by SEI pursuant to Section 10. The Lenders and the Agent shall not have recourse to any shareholder, subsidiary, partner, joint venturer, Affiliate, director or officer of SEI for the performance of such obligations unless the obligations are assumed in writing by the Person against whom recourse is sought.

     Section 15. Costs and Expenses. SEI agrees to pay, upon demand and presentation to it of a statement of account, all reasonable and documented third-party out-of-pocket costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable fees and expenses of counsel), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement.

     Section 16. Waiver of Jury Trial. Each of SEI and the Lenders and the Agent hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                    SOUTHERN ENERGY, INC.


                    By:

                    -----------------------------

                    Title:


                    LEHMAN COMMERCIAL PAPER, INC., as Agent


                    By:

                    -----------------------------

                    Title:

                                    EXHIBIT E
                 SOUTHERN ENERGY NORTH AMERICA GENERATING, INC.
                           FACILITY C CREDIT AGREEMENT


                   FORM OF OPINION OF COUNSEL FOR THE BORROWER


                                _______ __, 1999

     To the financial institution party to

     the Credit Agreement

     referred to below and to

     Lehman Commercial Paper Inc., as

     Agent for such financial institution

     Ladies and Gentlemen:

     We have acted as counsel to Southern Energy North America Generating, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, in connection with the Facility C Credit Agreement, dated as of August 31, 1999 (the "Credit Agreement") among the Company and each of you. This opinion letter is rendered to you pursuant to Section 3.01(d)(viii) of the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to such terms in the Credit Agreement.

     In the capacity  described  above, we have examined  originals or copies of
each  of  the  Credit   Agreement  and  the  Note  issued  on  the  date  hereof
(collectively, the "Loan Documents").

     We have also been furnished with, and with your consent have relied upon, certificates of officers of the Company with respect to factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons executing documents, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

     We have made such legal and factual inquiries for the purpose of rendering this opinion as we have deemed necessary (except where a statement is qualified as to knowledge or awareness in which case we have made such limited inquiry as is indicated below). The partners of the firm that are rendering this opinion are admitted to practice in the State of Georgia only, and we are rendering opinions as indicated herein only to the effect of the federal laws of the United States of America, the internal laws of the State of Georgia and the General Corporation Law of the State of Delaware; however, we express no opinion with respect to the applicability or the effect of federal laws of the United States of America governing health, safety or the environment, and we express no opinion as to the effect of the laws of any other jurisdiction or municipal law or the laws of any local agencies within any state, including, without limitation, Georgia.

     Whenever a statement herein is qualified by "to our knowledge" or a similar phrase, it means, among other things, that those attorneys in the firm who have devoted substantive attention to the transaction described herein do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of such statement, and no inference that we have any knowledge of any matters pertaining to such statement should be drawn from our representation of the Company. No actual or constructive knowledge of any attorneys in the firm shall be imputed to the firm as to any of the matters set forth herein. Without limiting the generality of the foregoing, we have not made any examination of any accounting, financial or economic matters, and express no opinion with respect thereto or with respect to the ability of any party to perform under any documents. All assumptions made by us herein have been made, with your approval, without any investigation or verification by us.

     In rendering the opinions set forth herein, no opinion is expressed regarding compliance with the laws relating to interest or usury, the Securities Exchange Act of 1934, as amended, or the Georgia Securities Act of 1973, as amended, or the effect of the failure to comply therewith.

     On the basis of the foregoing, and in reliance thereon, and subject to the limitations, qualifications, assumptions, exceptions and other matters set forth herein, we are of the opinion, as of the date hereof, that:

     1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, with corporate power and authority under such laws to own, lease and operate its properties and conduct its business.

     2. Each of the Loan Documents has been duly authorized, executed and delivered by the Company.

     3. The execution and delivery by the Company of the Loan Documents do not, as of the date hereof, (a) violate the Certificate of Incorporation or By-Laws of the Company, (b) result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any material published statute, rule or regulation of any court, regulatory body, administrative agency, government or governmental body of the United States or the State of Georgia, applicable to the Company, (c) to our knowledge, constitute a default under any material written agreement of the Company or result in the creation of any Lien (other than in favor of the Lenders) upon the property of the Company, or (d) require any authorization, approval, consent or other action by, or notice to or filing with, any governmental authority or regulatory body of the United States or of the State of Georgia other than those that have been obtained or made.

     We assume for purposes of this opinion that: all parties (other than the Company) to the documents and agreements discussed herein are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization; all such parties to the documents and agreements discussed herein have the requisite power and authority to execute and deliver the documents and agreements discussed herein and to perform their respective obligations under the documents and agreements discussed herein to which they are a party; and the agreements and documents discussed herein to which any such party is a party have been duly authorized, executed and delivered by such party and constitute its legal, valid and binding obligations, enforceable against it in accordance with their terms. We have also assumed that the term "material written agreements" used in paragraph 3 above means any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other similar financing agreement or instrument by which the Company is bound or to which any of the properties or assets of the Company are subject of which we are aware; guarantees are specifically excluded from the term "material written agreements" as used in paragraph 3 above. We express no opinion as to compliance by any parties other than the Company to the documents and agreements discussed herein with any state or federal laws or regulations applicable to the subject transactions because of the nature of their business.

     The opinions expressed herein represent the judgment of this law firm as to certain legal matters, but they are not guarantees or warranties and should not be construed as such. Further, the opinions expressed above are given only as of the date hereof, and we do not assume (and we shall not have) any duty or obligation to update such opinions.

     A copy of this opinion letter may be delivered by you to any Person that becomes a Lender in accordance with the provisions of the Credit Agreement. Any such Lender may rely on the opinions expressed above as if this opinion letter were addressed and delivered to such Lender on the date hereof.

     This opinion letter is provided to you for your exclusive use solely in connection with the matters contemplated by the Loan Documents. Except as expressly set forth in the immediately preceding paragraph, this opinion may not be relied upon by you for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent in each instance.


                                                 Very truly yours,

   EXHIBIT F SOUTHERN ENERGY NORTH AMERICA GENERATING, INC. FACILITY C CREDIT
                                    AGREEMENT

                        FORM OF OPINION OF COUNSEL TO SEI


                                _______ __, 1999

     To the financial institution party to

     the Credit Agreement

     referred to below and to

     Lehman Commercial Paper Inc., as

     Agent for such financial institution

     Ladies and Gentlemen:

     We have acted as counsel to Southern Energy, Inc. ("SEI"), a corporation organized under the laws of the State of Delaware, in connection with the Facility C Credit Agreement, dated as of August 31, 1999 (the "Credit Agreement") among Southern Energy North America Generating, Inc. and each of you and the Parent Support Agreement dated as of ______, 1999 among SEI and the Lenders under the Credit Agreement. This opinion letter is rendered to you pursuant to Section 3.01(d)(ix) of the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to such terms in the Credit Agreement.

     In the capacity described above, we have examined originals or copies of the Parent Support Agreement.

     We have also been furnished with, and with your consent have relied upon, certificates of officers of SEI with respect to factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons executing documents, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

     We have made such legal and factual inquiries for the purpose of rendering this opinion as we have deemed necessary (except where a statement is qualified as to knowledge or awareness in which case we have made such limited inquiry as is indicated below). The partners of the firm that are rendering this opinion are admitted to practice in the State of Georgia only, and we are rendering opinions as indicated herein only to the effect of the federal laws of the United States of America, the internal laws of the State of Georgia and the General Corporation Law of the State of Delaware; however, we express no opinion with respect to the applicability or the effect of federal laws of the United States of America governing health, safety or the environment, and we express no opinion as to the effect of the laws of any other jurisdiction or municipal law or the laws of any local agencies within any state, including, without limitation, Georgia.

     Whenever a statement herein is qualified by "to our knowledge" or a similar phrase, it means, among other things, that those attorneys in the firm who have devoted substantive attention to the transaction described herein do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of such statement, and no inference that we have any knowledge of any matters pertaining to such statement should be drawn from our representation of SEI. No actual or constructive knowledge of any attorneys in the firm shall be imputed to the firm as to any of the matters set forth herein. Without limiting the generality of the foregoing, we have not made any examination of any accounting, financial or economic matters, and express no opinion with respect thereto or with respect to the ability of any party to perform under any documents. All assumptions made by us herein have been made, with your approval, without any investigation or verification by us.

     In rendering the opinions set forth herein, no opinion is expressed regarding compliance with the laws relating to interest or usury, the Securities Exchange Act of 1934, as amended, or the Georgia Securities Act of 1973, as amended, or the effect of the failure to comply therewith.

     On the basis of the foregoing, and in reliance thereon, and subject to the limitations, qualifications, assumptions, exceptions and other matters set forth herein, we are of the opinion, as of the date hereof, that:

     1. SEI is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, with corporate power and authority under such laws to own, lease and operate its properties and conduct its business.

     2. The Parent Support Agreement has been duly authorized, executed and delivered by SEI.

     3. The execution and delivery by SEI of the Parent Support Agreement do not, as of the date hereof, (a) violate the Certificate of Incorporation or By-Laws of SEI, (b) result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any material published statute, rule or regulation of any court, regulatory body, administrative agency, government or governmental body of the United States or the State of Georgia, applicable to SEI, (c) to our knowledge, constitute a default under any material written agreement of SEI or result in the creation of any Lien (other than in favor of the Lenders) upon the property of SEI, or (d) require any authorization, approval, consent or other action by, or notice to or filing with, any governmental authority or regulatory body of the United States or of the State of Georgia other than those that have been obtained or made.

     We assume for purposes of this opinion that: all parties (other than SEI) to the documents and agreements discussed herein are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization; all such parties to the documents and agreements discussed herein have the requisite power and authority to execute and deliver the documents and agreements discussed herein and to perform their respective obligations under the documents and agreements discussed herein to which they are a party; and the agreements and documents discussed herein to which any such party is a party have been duly authorized, executed and delivered by such party and constitute its legal, valid and binding obligations, enforceable against it in accordance with their terms. We have also assumed that the term "material written agreements" used in paragraph 3 above means any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other similar financing agreement or instrument by which SEI is bound or to which any of the properties or assets of SEI are subject of which we are aware; guarantees are specifically excluded from the term "material written agreements" as used in paragraph 3 above. We express no opinion as to compliance by any parties other than SEI to the documents and agreements discussed herein with any state or federal laws or regulations applicable to the subject transactions because of the nature of their business.

     The opinions expressed herein represent the judgment of this law firm as to certain legal matters, but they are not guarantees or warranties and should not be construed as such. Further, the opinions expressed above are given only as of the date hereof, and we do not assume (and we shall not have) any duty or obligation to update such opinions.

     A copy of this opinion letter may be delivered by you to any Person that becomes a Lender in accordance with the provisions of the Credit Agreement. Any such Lender may rely on the opinions expressed above as if this opinion letter were addressed and delivered to such Lender on the date hereof.

     This opinion letter is provided to you for your exclusive use solely in connection with the matters contemplated by the Loan Documents. Except as expressly set forth in the immediately preceding paragraph, this opinion may not be relied upon by you for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent in each instance.

                                                     Very truly yours,

                                    EXHIBIT G
                 SOUTHERN ENERGY NORTH AMERICA GENERATING, INC.
                           FACILITY C CREDIT AGREEMENT

                    FORM OF OPINION OF COUNSEL FOR THE AGENT


                                __________, 1999




     To the financial institution

     party to the Credit Agreement

     referred to below and to

     Lehman Commercial Paper Inc., as Agent

     for such financial institution

     Southern Energy North America Generating, Inc. Facility C Credit Agreement

     Ladies and Gentlemen:

     We have acted as special New York counsel to Lehman Commercial Paper Inc., as Agent (the "Agent"), in connection with the Facility C Credit Agreement, dated as of August 31, 1999 (the "Credit Agreement") among Southern Energy North America Generating, Inc. (the "Borrower"), a Delaware corporation, and each of you. This opinion is being delivered to you pursuant to Section 3.01(d)(x) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

     In that connection, we have examined executed originals or copies certified or otherwise identified to our satisfaction of each of the following (the "Loan Documents"):

     (1) the Credit Agreement;

     (2) the Note issued on the date hereof; and

     (3) the Parent Support Agreement.

     In our examination of the Loan Documents, we have assumed, without independent investigation, (a) the due execution and delivery of each Loan Document by each of the parties thereto, (b) the authenticity of all documents submitted to us as originals, (c) the genuineness of all signatures and the legal capacity of all natural persons and (d) the conformity to the originals of all documents submitted to us as copies and the authenticity of all originals of such copies.

     With your permission, in rendering the opinion set forth below, we have also assumed, without independent investigation, that (a) each the parties to the Loan Documents (the "Loan Parties") is a corporation, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its organization, (b) each Loan Party has full power and authority (corporate, partnership and otherwise) to execute, deliver and perform the Loan Documents to which it is a party, (c) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action (corporate, partnership or otherwise) and do not (i) contravene the certificate of incorporation, bylaws, general partnership agreement or other constituent documents of any of such Loan Party, (ii) except with respect to Generally Applicable Law (as defined below and as to which we make no assumption), violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to such Loan Party, or
(iii) conflict with or result in the breach of any document or instrument binding on any such Loan Party, (d) except with respect to Generally Applicable Law (as to which we make no assumption), no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by any Loan Party of the Loan Documents to which it is a party, or, if any such authorization, approval, consent, action, notice or filing is required thereof, it has been duly obtained or made and is in full force and effect, and (e) the Lenders and the Agent will perform and exercise their rights under the Loan Documents to which they are a party reasonably and in good faith and will act reasonably and in good faith in taking action, exercising discretion and making determinations thereunder. As used in the preceding sentence, Generally Applicable Law" means federal law of the United States of America and the law of the State of New York and any rule or regulation promulgated thereunder or pursuant thereto applicable to the execution, delivery or performance of the Loan Documents and which are generally applicable to the execution, delivery or performance of documents with terms and provisions of the type contained in the Loan Documents; provided, however, that Generally Applicable Law shall not include any law, rule or regulation which is applicable to the execution, delivery or performance of any Loan Document by any Loan Party thereto because of the specific nature of the assets or business of such Loan Party or any of its affiliates.

     Based upon the foregoing we advise you that, in our opinion:

     1. The Credit Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

     2. The Note issued on the date hereof constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

     3. The Parent Support Agreement constitutes the legal, valid and binding obligation of SEI enforceable against SEI in accordance with its terms.

     Our opinions above are subject to the following qualifications:

     (a) Our opinions expressed above are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Such principles of equity are of general application, and in applying such principles a court, among other things, might not allow a creditor to accelerate the maturity of a debt upon the occurrence of a default deemed immaterial or might decline to order the Borrower to perform covenants. Such principles applied by a court might include a requirement that the creditors act with reasonableness and good faith. Such a requirement might be applied, for example, to the provisions of the Credit Agreement purporting to authorize conclusive determinations by the Agent or any Lender.

     (b) Our opinions expressed above are also subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally and to possible judicial action giving effect to governmental actions affecting creditors' rights.

     (c) We express no opinion as to any provisions of the Credit Agreement insofar as it provides that (i) any Person purchasing a participation from any Lender pursuant thereto may exercise set-off or similar rights with respect to such participation or that any Lender or any other Person may exercise set-off or similar rights other than in accordance with law or (ii) any party thereto shall make payments without set-off, defense or counterclaim.

     (d) The ability of one party to any of the Loan Documents to bring a dispute against any other party to any of the Loan Documents in a Federal court of the United States sitting in the Borough of Manhattan, City of New York is subject to the applicable requirements of subject matter and diversity jurisdiction.

     (e) With respect to any provision of the Credit Agreement or the Parent Support Agreement that provides that the obligations thereunder of any Loan Party shall be absolute and unconditional irrespective of any changes to, or amendments of, any other Loan Documents to which such Loan Party has not consented, such provision may be enforceable only to the extent that such changes or amendments were not so material as to constitute a new contract among the parties.

     (f) We express no opinion as to the effect of any public policy considerations or court decisions which may limit the rights of any party to obtain indemnification under the Credit Agreement or as to the effect of any provision of the Credit Agreement relating to indemnification or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person.

     (g) The enforceability of any provision of the Credit Agreement or the Parent Support Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

     (h) We express no opinion as to any waiver of subject-matter jurisdiction in respect of, or any right based on improper venue or forum non conveniens in any proceeding in, the Federal courts of the United States.

     Our opinions expressed above are limited to the law of the State of New York and the Federal law of the United States, and we do not express any opinion herein concerning any other law. Without limiting the generality of the foregoing, we express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of any Loan Document may be sought that limits the rates of interest legally chargeable or collectible.

     A copy of this opinion letter may be delivered by any of you to any Person that becomes a Lender in accordance with the provisions of the Credit Agreement. Any such Lender may rely on the opinion expressed above as if this opinion letter were addressed and delivered to such Lender on the date hereof.

     This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you or any other Lender that is permitted to rely on the opinion expressed herein as specified in the next preceding paragraph of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter. Accordingly, any Lender relying on this opinion letter at any time after the date hereof should seek advice of its counsel as to the proper application of this opinion letter at such time.

                                                Very truly yours,




JAM/NS/AL

                                    EXHIBIT H
                 SOUTHERN ENERGY NORTH AMERICA GENERATING, INC.
                           FACILITY C CREDIT AGREEMENT


                              DESIGNATION AGREEMENT

                                      Dated
                                   ----------


     Reference is made to that certain Facility C Credit Agreement dated as of August 31, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") by and among SOUTHERN ENERGY NORTH AMERICA GENERATING, INC., the Lenders parties thereto, LEHMAN COMMERCIAL PAPER INC., as Lead Arranger, and LEHMAN COMMERCIAL PAPER INC., as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meaning.

     [NAME OF DESIGNATING LENDER] (the "Designating Lender"), [NAME OF DESIGNEE] (the "Designee"), the Agent and Borrower agree as follows:

     1. Pursuant to Section 8.07(i) of the Credit Agreement, the Designating Lender hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Advances pursuant to Article II of the Credit Agreement. Any delegation by Designating Lender to Designee of its rights to make an Advance pursuant to such Article II shall be effective at the time of the funding of such Advance and not before such time.

     2. Except as set forth in Section 7 below, the Designating Lender makes no representation or warranty and assumes no responsibility pursuant to this Designation Agreement with respect to (a) any statements, warranties or representations made in or in connection with the Credit Agreement or any document related thereto (each, a "Loan Document") or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument and document furnished pursuant thereto and (b) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto.

     3. The Designee (a) confirms that it has received a copy of each Loan Document, together with copies of the financial statements referred to in writing Article IV of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (b) agrees that it will independently and without reliance upon the Agent, the Designating Lender or any other Lender and, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Document; (c) confirms that it is a Designated Lender; (d) appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers and discretion under any Loan Document as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of any Loan Document are required to be performed by it as a Lender.

     4. The Designee hereby appoints [Designating Lender or a specified branch or affiliate of Designating Lender] as Designee's agent and attorney in fact and grants to [Designating Lender or a specified branch or affiliate of Designating Lender] an irrevocable power of attorney to receive payments made for the benefit of Designee under the Credit Agreement, to deliver and receive all communications and notices under the Credit Agreement and other Loan Documents and to exercise on Designee's behalf all rights to vote and to grant and make approvals, waivers, consents of amendments to or under the Credit Agreement or other Loan Documents. Designee shall not have any right to approve any waiver or amendment of the Credit Agreement or of any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such waiver, amendment or consent would reduce the principal of, or interest on, the Notes or any fees or any other amounts payable under the Credit Agreement or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or any other amounts payable under the Credit Agreement. Any document executed by such agent on the Designee's behalf in connection with the Credit Agreement or other Loan Documents shall be binding on the Designee. The Borrower, the Agent and each of the Lenders may rely on and are beneficiaries of the preceding provisions.

     5. Following the execution of this Designation Agreement by the Designating Lender, its Designee and the Borrower, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Designation Agreement (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on the signature page thereto.

     6. Each of the Borrower, the Designating Lender and the Agent hereby (i) acknowledges that the Designee is relying on the non-petition provisions of
Section 8.12 of the Credit Agreement as agreed to by all signatories thereto and
(ii) reaffirms that it will not institute against the Designee or join any other Person in instituting against the Designee any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any federal or state bankruptcy or similar law for one year and one day after the payment in full of the latest maturing commercial paper note issued by the Designee.

     7. The Designating Lender unconditionally agrees to pay or reimburse the Designee and save the Designee harmless against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed or asserted by any of the parties to the Loan Documents against the Designee, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Designee hereunder or thereunder, provided that the Designating Lender shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Designee's gross negligence or willful misconduct.

                  8. Upon such acceptance and recording by the Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement with a right to make Advances as a Designated Lender pursuant to Article II of the Credit Agreement and the rights and obligations of a Designated Lender related thereto; provided, however, that the Designee shall not be required to make payments with respect to such obligations except to the extent of excess cash flow of the Designee which is not otherwise required to repay obligations of the Designee Lender which are then due and payable. Notwithstanding the foregoing, the [Designating Lender or a specified branch or affiliate of Designating Lender], as administrative agent for the Designee, shall be and remain obligated to the Borrower, the Agent and the Lenders for each and every of the obligations of the Designee and the Designating Lender with respect to the Credit Agreement, including, without limitation, any indemnification obligations under Section
7.05 of the Credit Agreement and any sums otherwise payable to the Borrower by the Designee.

     9. This Designation Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     10. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Designation Agreement.

     IN WITNESS WHEREOF, the Designating Lender and the Designee intending to be legally bound, have caused this Designation Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

                    [NAME OF DESIGNATING LENDER], as Designating Lender


                    By:

                    Name:

                    Title:


                    [NAME OF DESIGNEE], as Designee


                    By:

                    Name:

                    Title:

                    Lending Office (and address for notices):


                    SOUTHERN ENERGY NORTH AMERICA GENERATING, INC., as Borrower

                    By:

                    Name:

                    Title:

                    Accepted this __ day of ________, ____

                    Effective Date:

                    LEHMAN COMMERCIAL PAPER INC. as Agent

                    By:

                    Name:

                    Title:

                                 EXECUTION COPY




                                U.S. $50,000,000


                           FACILITY C CREDIT AGREEMENT

                           Dated as of August 31, 1999

                                      Among

                 SOUTHERN ENERGY NORTH AMERICA GENERATING, INC.

                                   as Borrower

                                       and

                         THE INITIAL LENDER NAMED HEREIN

                                as Initial Lender

                                       and

                          LEHMAN COMMERCIAL PAPER INC.

                             as Administrative Agent

                                       and

                              LEHMAN BROTHERS INC.

                   as Advisor, Lead Arranger and Book Manager

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I

         SECTION 1.02.  Computation of Time Periods                                                              39
                        ---------------------------

         SECTION 1.03.  Accounting Terms                                                                         39
                        ----------------

         SECTION 1.04.  Determination of Recourse Debt, Consolidated Net Worth and Corporate Interest.           39

ARTICLE II

         SECTION 2.01.  The Advances                                                                             39
                        ------------

         SECTION 2.02.  Making the Advances                                                                      40
                        -------------------

         SECTION 2.03.  Facility Fee.                                                                            42
                        ------------

         SECTION 2.04.  Termination or Reduction of the Commitments                                              42
                        -------------------------------------------

         SECTION 2.05.  Repayment of the Advances                                                                42
                        -------------------------

         SECTION 2.06.  Interest on the Advances                                                                 42
                        ------------------------

         SECTION 2.07.  Interest Rate Determination                                                              42
                        ---------------------------

         SECTION 2.08.  Optional Conversion of the Advances                                                      45
                        -----------------------------------

         SECTION 2.09.  Optional Prepayments of the Advances                                                     45
                        ------------------------------------

         SECTION 2.10.  Increased Costs                                                                          45
                        ---------------

         SECTION 2.11.  Illegality                                                                               45
                        ----------

         SECTION 2.12.  Payments and Computations                                                                45
                        -------------------------

         SECTION 2.13.  Taxes                                                                                    45
                        -----

         SECTION 2.14.  Sharing of Payments, Etc.                                                                51
                        ------------------------

         SECTION 2.15.  Use of Proceeds                                                                          51
                        ---------------

ARTICLE III

         SECTION 3.01.  Conditions Precedent to Effectiveness of Section 2.01                                    51
                        -----------------------------------------------------

         SECTION 3.02.  Condition Precedent to Each Borrowing                                                    51
                        -------------------------------------

         SECTION 3.03.  Determinations Under Section 3.01                                                        51
                        ---------------------------------

ARTICLE IV

         SECTION 4.01.  Representations and Warranties of the Borrower                                           51

ARTICLE V

         SECTION 5.01.  Financial Covenants of the Borrower                                                      51
                        -----------------------------------

         SECTION 5.02.  Affirmative Covenants of the Borrower                                                    51
                        -------------------------------------

         SECTION 5.03.  Negative Covenants of the Borrower                                                       55
                        ----------------------------------

ARTICLE VI

         SECTION 6.01.  Events of Default                                                                        55
                        -----------------

ARTICLE VII

         SECTION 7.01.  Authorization and Action                                                                 57
                        ------------------------

         SECTION 7.02.  Agent's Reliance, Etc.                                                                   57
                        ---------------------

         SECTION 7.03.  LCPI and Affiliates                                                                      57
                        -------------------

         SECTION 7.04.  Lender Credit Decision                                                                   59
                        ----------------------

         SECTION 7.05.  Indemnification                                                                          59
                        ---------------

         SECTION 7.06.  Successor Agent                                                                          59
                        ---------------

         SECTION 7.07.  The Lead Arranger                                                                        59
                        -----------------

ARTICLE VIII

         SECTION 8.01.  Amendments, Etc.                                                                         59
                        ---------------

         SECTION 8.02.  Notices, Etc.                                                                            59
                        ------------

         SECTION 8.03.  No Waiver; Remedies                                                                      59
                        -------------------

         SECTION 8.04.  Costs and Expenses, Etc.                                                                 59
                        -----------------------

         SECTION 8.05.  Right of Set-off                                                                         62
                        ----------------

         SECTION 8.06.  Binding Effect                                                                           62
                        --------------

         SECTION 8.07.  Assignments and Participations                                                           62
                        ------------------------------

         SECTION 8.08.  Confidentiality                                                                          64
                        ---------------

         SECTION 8.09.  Governing Law                                                                            65
                        -------------

         SECTION 8.10.  Execution in Counterparts.                                                               65
                        -------------------------

         SECTION 8.11.  Jurisdiction, Etc.                                                                       65
                        -----------------

         SECTION 8.12.  No Bankruptcy Proceedings                                                                66
                        -------------------------

         SECTION 8.13.  Waiver of Jury Trial                                                                     66
                        --------------------




Schedules

Schedule I        -        List of Applicable Lending Offices

Schedule II       -        Terms of Subordination

Exhibits

Exhibit A         -        Form of Note

Exhibit B         -        Form of Notice of Borrowing

Exhibit C-1-A     -        Form of Assignment and Acceptance not for General Syndication

Exhibit C-1-B     -        Form of Assignment and Acceptance for General Syndication

Exhibit C-2       -        Form of Confidentiality Agreement

Exhibit D         -        Form of Parent Support Agreement

Exhibit E         -        Form of Opinion of Counsel for the Borrower

Exhibit F         -        Form of Opinion of Counsel for SEI

Exhibit G         -        Form of Opinion of Counsel for the Agent





* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

**Include if Borrower's consent is required.